Document is copied.
                          As filed with the Securities
                           and Exchange Commission on
                                 April 13, 2001
                           Registration No. 333-55284
        -----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                 Amendment No. 1
                           From Form S-3 to Form SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                                  CRYOCON, INC.
             (Exact name of registrant as specified in its charter)
                                    COLORADO
         (State or other jurisdiction of incorporation or organization)
                                   84-1O26503
                      (I.R.S. Employer Identification No.)
                                                       James Retallick
 2250 North 1500 West, Ogden Utah 84404   2250 North 1500 West, Ogden Utah 84404
          (801) 395-2796                                (801) 395-2796
 -------------------------------------------------------------------------------
  (Address and telephone number of                 (Name, address and telephone
 Registrant's Principal Executive Offices)         number of agent for service)
                        Copies of all communications to:

                            Marcus A. Sanders, Esq.,
                           22 Battery Street, Ste. 701
                             San Francisco, CA 94105
                      Tel. (415) 986-7114 Fax.(415)986-7028

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]



                         CALCULATION OF REGISTRATION FEE
                                                        Proposed maxi-         Proposed maxi-
Title of each class               Amount to be           mum offering           mum aggregate       Amount of
of securities to be registered     registered         price per share (1)     offering price     registration fee
------------------------------------------------------------------------------------------------------------------

Common Stock,
no par value                       8,618,678                  $2.50           $21,546,695          $5,387.00

Common Stock
no par value(2)                    1,500,000                  $2.00           $ 3,000,000          $  750.00

Warrants to purchase
3 shares of common
stock at $2.00 per
share(3)                           1,238,195                  $2.00           $ 2,476,390            $619.00

Common Stock
purchasable pursuant
to the shareholder
warrants                           3,714,585(4)               $2.00            $7,429,170          $1,857.00

Common Stock
no par value(5)                       60,000                  $1.00           $    60,000          $   15.00

Common Stock(6)                    1,500,000                  $0.10           $   150,000          $   38.00

Total Fee(7):                                                                                      $8,666.00


1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457

2) Includes shares issuable upon the exercise of a stock purchase agreement having a purchase price of eighty percent (80%) of the market value at the time of exercise (estimated at $2.00 per share solely for the purpose of calculating the registration fee pursuant to Rule 457). The shares to be registered include an indeterminate number of additional shares of common stock issuable pursuant to Rule 416, to prevent dilution resulting from stock splits, stock dividends or similar transactions.

3) These warrants will be issued to certain Cryocon stockholders. The minimum exercise price is $2.00 per share of stock purchased. The warrants include an indeterminate number of additional warrants that may be issued as a result of any future stock split, stock dividend, or similar adjustments.

4) These shares of common stock are issuable upon the exercise of the warrants issued to certain Cryocon stockholders, included in this registration, and may be resold to the public by the selling stockholders. The shares to be registered include an indeterminate number of additional shares of common stock issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

5) Includes shares issuable upon the exercise of options having an exercise price of $1.00 per share. The shares to be registered include in this registration an indeterminate number of additional shares of common stock issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

6) Includes shares issuable upon the exercise of options having an exercise price of $0.10 per share. The shares to be registered include in this registration an indeterminate number of additional shares of common stock issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

7) Previously paid $8,209. An additional fee of $457.00 will be paid upon filing.

The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

DATED _______________ ___, 2001








                                   PROSPECTUS

                   SUBJECT TO COMPLETION DATED April 13, 2001



                                15,393,263 SHARES
                                  COMMON STOCK
                               1,238,195 WARRANTS
                                  CRYOCON, INC.

         In this prospectus Cryocon is registering 139,100 shares of our common stock held by unaffiliated third parties. The third parties purchased the shares directly from Cryocon in a private placement.

         Cryocon is also registering 6,477,055 shares of common stock held by unaffiliated third parties. These shares were issued upon conversion of debentures issued pursuant to a private placement.

         Cryocon is registering 2,002,523 shares of common stock held by its former Chief Executive Officer (currently President of the Intellectual Property Division) Robert W. Brunson. These shares were issued to Mr. Brunson upon conversion of a debenture.

         Cryocon is registering 1,500,000 shares currently issuable to Millennium Capital Partners LLC pursuant to a stock purchase agreement exercised between Cryocon and Millennium. The purchase price for the common stock is eighty percent (80%) of the market price of Cryocon's common stock on the business day immediately prior to the day that Millennium purchases the common stock.

         This prospectus also relates to Cryocon's registration of 1,238,195 warrants to be issued to Cryocon's shareholders without costs to the shareholders. Each warrant allows the holder to purchase up to three (3) shares of common stock. The exercise price for purchasing common shares, pursuant to the warrants, is eighty percent (80%) of the market price of Cryocon's common stock on the day immediately prior to the day that the shareholder holding the warrant elects to purchase common shares. The minimum exercise price for each warrant is $2.00 per share.

         Cryocon is also registering 3,714,585 shares of common stock issuable pursuant to the exercise of the warrants issued to Cryocon's shareholders.

         Cryocon is registering 60,000 shares of common stock issuable upon the exercise of options held by Bourn, Inc. The exercise price for the issuance of the common stock is $1.00 per share.

         Cryocon is registering 1,500,000 shares of common stock issuable upon the exercise of warrants issued to Todd Moore and to J Brain Morrison. The exercise price to purchase the common stock is $0.10 per share.

         Cryocon will not receive any proceeds from the sale of the common shares registered. Cryocon will receive proceeds from the purchase of the common stock by Millennium, Bourns, Todd Moore, J. Brain Morrison and its shareholders, if the holders elect to exercise their warrant rights.

         The shareholders named in this prospectus may offer and sell their shares at any time using a variety of different methods. The actual number of shares sold and the prices at which they are sold will depend upon the market price at the time of those sales; therefore, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

         Cryocon's common stock is traded "over-the-counter". Dealer "bid" and "asked" prices for the Common Stock are quoted on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") under the symbol "CRYQ". On April 2, 2001, the average of the closing bid and ask prices for the Common Stock was $2.50. Our principal executive offices are located at 2250 North 1500 West, Ogden, Utah 84404, and our telephone number is (801) 395-2796.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PURCHASERS OF SHARES SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER "RISK FACTORS" BEGINNING AT PAGE 3, AND "DILUTION".
                            -------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________________ ____, 2001

                                TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS.....................................................4

PROSPECTUS SUMMARY.............................................................4

RISK FACTORS...................................................................8

USE OF PROCEEDS................................................................8

DETERMINATION OF OFFERING PRICE................................................9

DILUTION.......................................................................9

PLAN OF DISTRIBUTION..........................................................10

DESCRIPTION OF SECURITIES.....................................................11

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.................................12

PLAN OF OPERATIONS............................................................13

DESCRIPTION OF THE BUSINESS IN THE LAST FIVE YEARS............................14

DESCRIPTION OF PROPERTY.......................................................15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................15

EXECUTIVE COMPENSATION........................................................18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................19

COUNSEL AND EXPERTS...........................................................20

INTEREST OF NAMED EXPERTS & COUNSEL...........................................20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................20

SELLING STOCKHOLDERS..........................................................21

MATERIAL CHANGES..............................................................34

CHANGES IN ACCOUNTANTS........................................................35

ADDDITIONAL INFORMATION.......................................................35

INCORPORATED BY REFERENCE.....................................................35

DISCLOSURE OF COMMISSION POSITION
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES................................36

PART II, INFORMATION REQUIRED IN REGISTRATION STATEMENT.......................36

INDEMNIFICATION...............................................................36

OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION....................................36

RECENT SALES OF UNREGISTERED SECURITIES.......................................37

EXHIBITS......................................................................41

UNDERTAKINGS..................................................................43

SIGNATURES....................................................................44

INDEX TO FINANCIAL STATEMENTS.................................................69

FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

         We believe these forward-looking statements are reasonable; however, you should not unduly rely on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including the "Risk Factors"

The Offering

         ISSUED COMMON SHARES

         Cryocon is registering 139,100 shares of its common stock held by unaffiliated 16 third parties. The third parties purchased the shares directly from Cryocon in a private placement.

         Cryocon is registering 2,002,523 shares of common stock held by its former Chief Executive Officer (President of Intellectual Property Division) Robert W. Brunson. These shares were issued to Mr. Brunson upon conversion of a debenture. The original debenture was issued to Mr. Brunson on November 10, 1999, as partial consideration, of Cryocon's purchase of business assets owned by Mr. Brunson.

         Cryocon is registering 6,477,055 shares of common stock held by unaffiliated third parties. These shares were issued upon conversion of debentures issued pursuant to private placements. Among the 6,447,055, are 2,880,000 shares issued to Paragon Venture Fund I, an Illinois Limited Liability Company, with a principal office at 501 W. Monroe, Springfield, IL 62704, pursuant to a convertible debenture executed on January 15, 2000. On November 13, 2000, Paragon Venture Fund I transferred its shares to the 25 members of the Paragon Venture Fund I.

         Among the 6,477,055, are 1,294,000 shares issued to Paragon Venture Fund II, an Illinois Limited Liability Company, pursuant to a convertible debenture executed on February 15, 2000. On November 13, 2000, Paragon Venture Fund II transferred its shares to the 32 members of the Paragon Venture Fund II.

         Among the 6,477,055, are 1,353,437 shares issued to Paragon Venture Fund III, an Illinois Limited Liability Company, pursuant to a convertible debenture executed on March 15, 2000. On November 13, 2000, Paragon Venture Fund III transferred its shares to the 97 members of the Paragon Venture Fund III.

         Among the 6,447,055, are 237,500 shares issued to Paragon Venture Fund IV, an Illinois Limited Liability Company, pursuant to a convertible debenture executed on April 15, 2000. On November 13, 2000, Paragon Venture Fund IV transferred its shares to the 23 members of the Paragon Venture Fund IV.

         Among the 6,477,055, are 712,118 shares issued to Paragon Venture Fund V, an Illinois Limited Liability Company, pursuant to a convertible debenture executed on September 15, 2000. On February 2, 2001, Paragon Venture Fund V transferred its shares to the 86 members of the Paragon Venture Fund IV.

         Cryocon is registering 2,002,523 shares of common stock held by its President of Intellectual Property Division, Robert Brunson. These shares were issued to Mr. Brunson upon conversion of a convertible debenture executed on January 3, 2000.

         The holders of the common stock issued pursuant to the private placements and convertible debentures are referred to in this prospectus as selling shareholders.

         WARRANTS AND COMMON STOCK ISSUED AND ISSUABLE TO CRYOCON SHAREHOLDERS

         Cryocon is registering 1,238,195 warrants to be issued to Cryocon's shareholders without costs to the shareholders. Each warrant allows its holder to purchase up to three (3) shares of common stock. The exercise price for purchasing a share of common stock, pursuant to the warrants, is eighty percent (80%) of the market price for Cryocon's common stock on the day immediately prior to the day that the shareholder that owns the warrant elects to purchase shares of common stock. The minimum exercise price for each warrant is $2.00 per share.

         Cryocon is registering 3,714,585 shares of common stock. These shares of common stock are issuable upon the exercise of the warrants issued to the shareholders. Assuming that the Cryocon shareholders elect to exercise all of their warrants, at the minimum exercise price, Cryocon will receive $7,429,170.

         COMMON SHARES ISSUEABLE UPON THE EXERCISE OF RIGHTS PURSUANT TO INVESMENT AGREEMENTS

         Cryocon is registering 1,500,000 shares issuable to Millennium Capital Partners, LLC. Millennium's right to purchase the shares is made pursuant to a fully executed contract between Millennium and Cryocon wherein Millennium agreed to purchase 1,500,000 shares of Cryocon's common stock at eighty percent (80%) of the market price for Cryocon's common stock on the business day immediately prior to the day that Millennium purchases the shares.

         COMMON SHARES ISSUABLE UPON THE EXERCISE OF RIGHTS PURSUANT TO OPTIONS AND WARRANTS

           Cryocon is registering 60,000 shares of common stock issuable upon the exercise of options held by Bourns, Inc. The exercise price for the issuance of the common stock is $1.00 per share. When Bourns elects to exercise all of their warrants, Cryocon will receive $60,000.

         Cryocon is registering 1,000,000 shares of common stock issuable upon the exercise of warrants held by Todd Moore. Mr. Moore's right to purchase the shares is made pursuant to a fully executed contract between Mr. Moore and Cryocon, wherein Mr. Moore agreed to purchase 1,000,000 shares of Cryocon's common stock at $0.10 per share. When Mr. Moore receives his shares of common stock, Cryocon will receive $100,000.

         Cryocon is registering 500,000 shares of common stock issuable upon the exercise of warrants held by J. Brain Morrison. Mr. J. Brain Morrison's right to purchase the shares is made pursuant to a fully executed contract between Mr. Morrison and Cryocon, wherein Mr. Morrison agreed to purchase 500,000 shares of Cryocon's common stock at $0.10 per share. When Mr. Moore receives his shares of common stock, Cryocon will receive $50,000.

         To the extent that each person referred to in this prospectus purchases shares of common, they will be referred to as selling shareholders. Cryocon will not receive any proceeds from the selling shareholders' sale of their common shares. The selling shareholders, named in this prospectus, may offer and sell their shares at any time using a variety of different methods. The actual number of shares sold and the prices at which they are sold will depend upon the market price at the time of those sales; therefore, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

         As of March 31, 2000, Cryocon had 19,319,837 outstanding shares of common stock. Cryocon's common stock is traded "over-the-counter". Dealer "bid" and "asked" prices for the Common Stock are quoted on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") under the symbol "CRYQ".

BUSINESS

         Cryocon, Inc. was incorporated in the State of Colorado, on April 28, 1986, under the name Champion Computer Rentals, Inc. On September 22, 1994, the company's name was changed to ISO-Block Products (USA), Inc.

       On August 16, 2000, ISO-Block acquired all of the issued and outstanding shares of Cryocon, Inc., a Utah Corporation ("Cryocon Utah"). On September 21, 2000, the majority of the ISO-Block shareholders approved a Board of Director's resolution changing ISO-Block's name to Cryocon, Inc. ("Cryocon"). Cryocon Utah remains a wholly owned operating subsidiary of Cryocon. For the purpose of clarification, the operating subsidiary will be referred to as Cryocon Utah, and the parent company will be referred to as Cryocon, throughout the remainder of this prospectus.

       Cryocon owns all of the issued and outstanding shares of Cryocon Utah. All of the securities discussed in this prospectus are the capital stock and debt obligations of Cryocon, not of its subsidiaries. Cryocon is the issuer of all of the common stock, warrants, and options described in this prospectus.

       In its Utah facility, Cryocon, using its proprietary provides its customers with deep cryogenic processing. Deep cryogenic processing is the process of applying extremely low temperatures, approximately -300F, in a tempering process to improve the wear and durability characteristics of the treated materials.

         Cryocon's process can be used for treating tooling (drill bits, dies, and punches), wear parts (forming dies, extrusion equipment, and hammer mills), and many other items including motor parts, razor blades, firearms, pantyhose, musical instruments, and softball bats. Cryocon's process has numerous applications in the aerospace, mining, energy, electronics, medical, and manufacturing industries.

         Cryocon intends to manufacture Cryogenic Processors. Cryogenic Processors are machines used to cryogenically treat materials. The Cryogenic Processors can be designed and built to the purchasers' specifications. Cryocon intends to manufacture a Tabletop Cryogenic Processor.

         As an employee of 300 Below, Inc., President of Cryocon's Intellectual Properties Division, Robert Brunson, developed Cryocon's patented process commercially known as the "Cryo-Accurizing" process. The United States patent for the Cryo-Accurizing (patent number 5,865,913) was awarded February 2, 1999.

         Cryo-Accurizing is the process that Cryocon uses to perform deep cryogenic tempering, material stabilization and stress relief on firearms.

         On November 10, 1999, Mr. Brunson executed an agreement to purchase the patents and all other rights to the Cryo-Accurizing Division and the Tri-Lax Process from 300 Below Inc. On December 10, 1999, Cryocon acquired from Mr. Brunson exclusive rights to the Cryo-Accurizing Division and the Tri-Lax Process, and Mr. Brunson's interests in the Cryo-Accurizing Division patent.

RECENT CHANGE IN CAPITAL STRUCTURE

         On September 21, 2000, Cryocon held a special meeting of its shareholders. At the special shareholder's meeting, the majority of the shareholders, approved a Board resolution to reverse split of each of the issued and outstanding shares of Cryocon's common stock into one fourth share (1/4) share of common stock. In conjunction with the reverse split, the total number of common shares that the Company is authorized to issue shall be 50,000,000 common shares after giving effect to the reverse stock split.


                                  RISK FACTORS:

Cryocon's Failure to Obtain Additional invested or loaned Capital Will Limit It's Ability to Obtain New business and May Result in the company's inability to continue its business Operations

         If Cryocon fails to obtain additional capital either through third party investments in Cryocon's capital stock or commercial loans, Cryocon may not have sufficient working capital to secure and fulfill new purchase orders, nor sufficient capital to acquire new equipment to maintain sufficient operating capacity. If Cryocon cannot obtain new contracts, as a result of limited capital, Cryocon may not be able to continue its business operations.

         Cryocon Utah has had an accumulated loss of $1,499,045, since its inception in January 2000. For the same period, Cryocon Utah experienced a net operating loss of 1,499,045. These historical losses severely limit Cryocon's and its subsidiaries' ability to borrow money from commercial lenders. Cryocon must continue to rely upon investments in exchange for its equity to raise working capital until it experiences sufficient earnings before interest depreciation and taxes to secure a commercial loan. Cryocon's management cannot determine whether it will be able to continue to obtain capital from third party investors.

If Cryocon is unable to Significantly Increase Its Revenues It May not be able to continue its business Operations

         If Cryocon is unable to significantly increase its sales revenues, Cryocon will continue to realize operating losses. Because of Cryocon's continued operating losses, Cryocon may not be able to pay its operating expenses, and its short-term and long-term debt obligations, nor will Cryocon be able to borrow money from commercial lenders, or raise money from investors needed to continue its business operations.

         Cryocon believes that growth in its sales revenues depends on broad commercial acceptance of its cryogenic tempering process, over traditional tempering processes using heat. The commercial use of Cryocon's cryogenic tempering process has been limited to businesses in the Salt Lake City, Utah area, near Cryocon's only facility.

THE EXERCISE OF THE WARRANTS AND OPTIONS BY THE SELLING SHAREHOLDERS MAY LOWER CRYOCON'S COMMON STOCK MARKET PRICE.

         Several of the Selling Shareholders in this prospectus have the right to purchase shares of Cryocon's common stock at a price that is twenty percent (20%) below the market price for Cryocon's common stock on the business day prior to the date that they give Cryocon written notice of their intent to purchase common. Several of the other selling shareholders can purchase shares of Cryocon's common stock at a fixed price that is below the current market price of the Cryocon's common stock. If the selling shareholders decide to purchase the shares of common stock at the prices below the market price, the market price for Cryocon's common stock may become lower. If the market price for Cryocon's common stock becomes lower, many of the selling shareholders' purchase price per share will become lower. Cryocon will receive less money per share of the common stock sold to the selling shareholders. If the market price for Cryocon's common stock becomes lower Cryocon's ability to sell its equity securities or equity-related securities in the future may become more difficult.

         The following table illustrates what the exercise price per share and the gross proceeds that each selling shareholder will pay assuming the market price per share is $2.50 (the price per share of Cryocon common stock on March 27, 2001), $2.06 (75% of the market price), $1.25 (50% of the market price), and $0.625 (25% of the market price), respectively. The chart also illustrates the number and percentage of outstanding stock the selling shareholder will receive, if all of the selling shareholders elect to purchase the shares pursuant to their investment agreements, warrants or options. To determine the percentage of shares owned after the purchases by the selling shareholders, the chart assumes that Cryocon has 19,319,837 shares of common stock outstanding, and that the selling shareholders will purchase an additional 8,334,585 shares of common stock.




                                                   Percentage of                                     Percentage of the
                                                   the Exercise                                      Purchased Shares
                                Exercise Price     Price to the     Number of shares       Gross     to the Number of
Selling Shareholder               Per Share        Market Price      to be Issued        Proceeds    Shares Outstanding


Millennium Capital                    $2.00               80%          1,500,000        $3,000,000          7.76%
                                      $1.65               80%          1,500,000        $2,475,000          7.76%
                                      $1.00               80%          1,500,000        $1,500,000          7.76%
                                      $0.50               80%          1,500,000        $  750,000          7.76%

Bourns, Inc.                          $1.00               40%             60,000           $60,000          .310%
                                      $1.00               49%             60,000           $60,000          .310%
                                      $1.00               80%             60,000           $60,000          .310.%
                                      $1.00              160%             60,000           $60,000          .310%

Todd Moore                            $0.10                4%          1,000,000          $100,000          5.17%
                                      $0.10              4.8%          1,000,000          $100,000          5.17%
                                      $0.10                8%          1,000,000          $100,000          5.17%
                                      $0.10               16%          1,000,000          $100,000          5.17%

J. Brain Morrison                     $0.10                4%            500,000           $50,000          2.58%
                                      $0.10              4.8%            500,000           $50,000          2.58%
                                      $0.10                8%            500,000           $50,000          2.58%
                                      $0.10               16%            500,000           $50,000          2.58%

Cryocon Shareholders                  $2.00               80%          3,714,585        $7,429,170         19.22%
                                      $1.64               80%          3,714,585        $6,091,919         19.22%
                                      $1.00               80%          3,714,585        $3,714,585         19.22%
                                      $0.50               80%          3,714,585        $1,857,292         19.22%



IF OTHER COMPANIES DEVELOP SUPERIOR TEMPERING PROCESSES CRYOCON MAY LOSS SALES WHICH MAY PREVENT CRYOCON FROM REMAINING IN BUSINESS

         Other companies may develop better tempering processes that directly compete with Cryocon, and may render Cryocon's tempering process obsolete or noncompetitive. If that happens, Cryocon may not be able to generate sufficient sales to remain in business.

SINCE CRYOCON HAS A LIMITED NUMBER OF SUPPLIERS, IF CRYOCON'S SUPPLIERS ARE UNABLE TO DELIVER NEEDED COMPONENTS CRYOCON BUSINESS MAY BE INTERRUPTED

         Cryocon's processors contain components manufactured by third-party vendors, and some of these components are supplied by a limited number of vendors. If these vendors fail to supply these components on a commercially reasonable basis, Cryocon may not be able to build its processors to meet with sales demand or replace damaged components. Cryocon could lose sales and customers if can not operate is processors.

THE VOLATILITY OF CRYOCON'S STOCK PRICE MAY RESULT IN THE LOSS OF THE SHAREHOLDERS' VALUE

         The market price of Cryocon's common stock has historically been subject to price volatility. A loss in the Cryocon's stock price could occur and result in a shareholder losing significant value. Volatility may recur in the future.

                                 USE OF PROCEEDS

         Cryocon will not receive proceeds from the shares being offered by the selling shareholders under this prospectus. If the selling shareholders exercise their warrants or purchase shares of common stock pursuant to their agreements with Cryocon, Cryocon will receive an aggregate of $10,629,170. The purchase price per share ranges from $0.10 per share to $2.00 per share. As of April 2, 2001, the market price per share of Cryocon's common stock was $2.50. The proceeds Cryocon receives, if any, will be used for Cryocon's general working capital. Until Cryocon uses the net proceeds, it intends to invest the funds in short-term, investment-grade, interest-bearing instruments.


                         DETERMINATION OF OFFERING PRICE

         The Selling Shareholders named in this Prospectus under the "Selling Shareholders" may sell their shares at market price.

         Cryocon's Common Stock is currently traded on the NASDAQ OTC
Bulletin Board, under the symbol "CRYQ." On April 2, 2001, the ask price of the common stock was $2.50 per share and the bid price was $2.25

                                    Dilution

         On December 29, 2000, Cryocon had a net tangible book value of $103,491 or approximately $0.0054 per share. The net tangible book value per share equals Cryocon's total tangible assets, less Cryocon's total liabilities divided by the total number of shares of common stock outstanding. As of March 27, 2001, there were 19,319,837 outstanding shares. Excluding the 6,774,585 shares of common stock to be issued upon the exercise of certain warrants and options (described below) and assuming that the selling shareholders of the 8,479,578 shares, issued pursuant to the conversion of Cryocon's convertible debentures and pursuant to the issuance of shares in a private placement sell their shares at the market price of $2.50 per share, as of March 31, 2001, the new shareholders will realize an immediate dilution in the shares purchased of $2.50 per share or 99.78%. The following table illustrates this per share dilution:

        o   Market price per share (as of March 31, 2001). . . . . . .. .$2.50

        o   Net Tangible Book Value (as of December 29, 2000)  . . . .. .$O.0054


        o   Dilution per share to new investors . . . . . . . . . . . .  $2.495

         Cryocon will issue 3,714,585 shares of common stock to selling shareholders at a per share price of eighty percent (80%)of the market price at the time of the exercise of the warrant (with a minimum exercise price of $2.00 per share), assuming the exercise of all of the warrants issued to certain selling shareholders, and assuming the market price of $2.50 per share, as of March 31, 2001 Cryocon will receive approximately $7,429,170 in additional cash investments from the selling shareholders upon the full exercise of those outstanding warrants.

         Cryocon will issue 1,500,000 shares of common stock to certain selling shareholders at a per share price of $0.10 per share, and will receive approximately $150,000 in additional cash investments from the selling shareholders upon the full exercise of those outstanding warrants.

         Cryocon will issue 60,000 share of common stock to certain selling shareholders, and will receive approximately $60,000 in additional cash investments from the selling shareholders upon the full exercise of those outstanding warrants.

         Cryocon will issue 1,500,000 shares of common stock to certain selling shareholders, and will receive $3,000,000 in additional cash investments from the selling shareholders upon full exercise of those outstanding warrants. Based upon these assumptions (and assuming no change in the net tangible value as of December 29, 2000), Cryocon's net tangible book value would become $10,742,661 or approximately $0.425 per share.

         Assuming that the selling shareholders sells their shares at the market price, as of March 31, 2001, of $2.50 per share to new shareholders, the new shareholders will realize an immediate dilution in the shares purchased of $2.07 or 82.8%. Since Cryocon will not receive any proceeds from the resale of these common shares by the selling shareholders, there will no increase in net tangible book value per share attributable to cash payments made by purchasers of the shares sold. The following table illustrates this per share dilution:

        Market price per share (as of March 31, 2001) . . . . . . . . . . $2.50

        Net Tangible Book Value (assuming exercise of all warrants) . . ..$0.425

        Dilution per share to new investors . . . . . . . . . . . . . . . $2.07


                              Plan of Distribution

         The selling stockholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include:

     (a) A block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) Purchases by a broker or dealer as principal and resale by the such broker or dealer for its account pursuant to this prospectus;

     (c) Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     (d) Privately selling stockholders may arrange for other brokers or dealers to participate.

         Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholders to sell a specified number of the shares at a stipulated price per share, and, to the extent the purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and`, in connection with the re-sales, may pay to or receive from the purchasers of the shares commissions as described above.

         In connection with the distribution of the Shares, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

         The selling stockholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

         We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the selling shareholders will sell any or all of the shares they desire to sell, or that we will sell any of the share we desire to sell.

         Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of Cryocon during the applicable "cooling off" periods prior to the commencement of the such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling shareholders. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

         We have advised the selling shareholders that, during the time that they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. selling shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                            Description of Securities

Common Stock

         The common stock is the only class of voting securities of Cryocon outstanding.

         The holders of common stock are entitled to one vote for each share held. The Certificate of Incorporation provides that the affirmative vote of a majority of the votes cast at a shareholder's meeting is sufficient to effect any corporate action upon which shareholders may or must vote. Common stock do not carry cumulative voting rights, thus holders of more than 50% of the common stock have the power to elect all directors if they wish and, as a practical matter, to control Cryocon. Holders of common stock are not entitled to preemptive rights, and the common stock is not subject to redemption.

         Cryocon's bylaws provide for a board of no less than three nor more than seven directors, all of whom are elected for one-year terms at the annual meeting of shareholders. The affirmative vote of a simple majority of the outstanding Common Stock is necessary to remove a director. A special meeting of shareholders may be called by the Chairman of the Board, the President, a majority of the Board of Directors, or shareholders owning in the aggregate 10% or more of the common stock. Holders of common stock are entitled to receive, pro rata, dividends if, when, and as declared by the Board of Directors out of funds legally available therefore.

         Upon liquidation, dissolution or winding up of Cryocon, holders of common stock are entitled to share ratably in Cryocon's assets legally available for distribution to its shareholders after payment of liquidation preference and outstanding redemption rights (if any) on any preferred stock outstanding and are not subject to further calls or assessments.

Warrants and Contractual Rights to Purchase Shares of Cryocon's Common Stock

          Bourns, Inc.

         Pursuant to a written agreement between Cryocon and Bourns, Inc. executed on October 6, 2000, Bourns has the right to purchase 30,000 shares of Cryocon's common stock at the price of $1.00 per share. Pursuant to a second written agreement between Cryocon and Bourns, Inc. executed on December 15, 2000, Bourns has the right to purchase an additional 30,000 shares of Cryocon's common stock at the price of $1.00 per share. If Cryocon's common stock is subdivided into a greater number of shares or a dividend is paid in common stock, the exercise price shall be proportionately reduced. If Cryocon's common stock is combined into a smaller number of shares, then the exercise price shall be proportionally increased. Cryocon has the right of first refusal on the resale of any shares of common stock held by Bourn, if Bourn elects to purchase the shares.

         J. Brian Morrison

         Pursuant to a written agreement between Cryocon and J. Brain Morrison, executed on February 1, 2001, Mr. Morrison may purchase up to 500,000 shares of Cryocon's common stock at the price of $0.10 per share. If Cryocon's common stock is subdivided into a greater number of shares or a dividend is paid in common stock, or combined into a smaller number of shares, the exercise price and the number of shares of capital stock issuable upon the exercise of any the warrants shall be adjusted so that the holder shall be entitled to receive the number of shares of capital stock that the holder would have owned prior the corporate action had the warrants been exercised.

         Todd Moore

         Pursuant to a written agreement between Cryocon and Todd Moore, executed on December 20, 2000, Mr. Moore may purchase up to 1,000,000 shares of Cryocon's common stock at the price of $0.10 per share. If Cryocon's common stock is subdivided into a greater number of shares or a dividend is paid in common stock, or combined into a smaller number of shares, the exercise price and the number of shares of capital stock issuable upon the exercise of any the warrants shall be adjusted so that the holder shall be entitled to receive the number of shares of capital stock that the holder would have owned prior the corporate action had the warrants been exercised.

         Millennium Capital Partners, LLC.

         Pursuant to a written agreement between Cryocon and Millennium, executed on February 16, 2001, Millennium has the right to purchase 1,500,000 shares of Cryocon's common stock. Millennium's purchase price per share is eighty percent (80%) of the market price for Cryocon's common stock on the business day immediately prior to the day that Millennium purchases the shares.

         Cryocon Shareholder Warrants

         The warrants Cryocon issued to its shareholders allows the shareholders to purchase up to 3,714,585 shares of Cryocon's common stock. The warrants were issued to Cryocon's shareholders without costs to the shareholders. The exercise price for the warrants is eighty percent (80%) of the market price of Cryocon's common stock on the day immediately prior to the day that the shareholder holding the warrants elects to exercise its warrants. The minimum exercise price for each warrant is $2.00 per share.
The warrants expire April 30, 2002

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Current Business of the Company

       On August 16, 2000, Cryocon acquired all of the issued and outstanding stock of the stock of Cryocon Utah. Cryocon Utah is one of the operating subsidiaries of Cryocon. Cryocon Utah was organized to provide deep cryogenic tempering of materials to relieve stress and enhance durability and wear. Deep cryogenic tempering is a process that includes the application of extremely low temperatures (at approximately minus 300F) utilizing a computer-controlled process.

       On November 10, 1999, Mr. Brunson executed an agreement to purchase Cryo-Accurizing Division and the Tri-Lax Process from 300 Below Inc. On December

10, 1999, Cryocon acquired Cryo-Accurizing Division and the Tri-Lax Process from Robert W. Brunson along with Mr. Brunson's interests in a patent on the Cryo-Accurizing Division. Mr. Brunson developed both the Cryo-Accurizing Division and the Tri-Lax Process while President of 300 Below, Inc. and was a co-holder of the patent on the Cryo-Accurizing Process, which was awarded on February 2, 1999.

         Cryo-Accurizing is the patented process that Cryocon uses to perform deep cryogenic tempering, material stabilization and stress relief to firearms to improve accuracy, longevity and increase ease of cleaning. The Tri-Lax Process is a combination of cryogenic, electromagnetic and sonic treatment.

         Cryocon currently has the capability to provide its customers with Deep Cryogenic Processing in its facilities in Utah. The process can be used for treating tooling (drill bits, dies, and punches), wear parts (forming dies, extrusion equipment, and hammer mills), and many other items including motor parts, razor blades, firearms, pantyhose, musical instruments, and softball bats. Cryocon's process has numerous applications in the aerospace, mining, energy, electronic, medical and manufacturing industries.

         In addition, Cryocon intends to manufacture cryogenic processors, which are machines used to cryogenically treat materials. The cryogenic processors can be custom designed to the purchasers' specifications. Cryocon also intends to manufacture a tabletop cryogenic processor.

         On April 3, 2001, Cryocon acquired XTool, Inc. XTool a Utah Corporation, with principal offices in Salt Lake City, Utah. XTool manufactures tools and provides services for the down-hole oil and horizontal directional drilling operations in the petroleum industry. XTool has operating facilities in Bakersfield, CA and Farmington, NM.

PLAN OF OPERATIONS

         Cryocon's plan of operation is to develop it research and development program while focusing on sales and strategic alliances. There are numerous testing programs ongoing with manufacturers in the mining, aerospace, automotive, military/weapons, and electronics industries. It is anticipated that these testing programs and strategic alliances will result in contracts that will generate significant revenues in the future.

         Specific research and development goals include extensive analytical testing of deep cryogenic effects on synthetic materials and electronics in addition to obtaining specific data concerning the beneficial effects of Cryocon's proprietary Deep Cryogenic Tempering process on various metals and alloys.

         Cryocon has also begun the development of proto-types of Cryogenic Processors that it is anticipated will find wide acceptance in a broad variety of professions and industries. It is anticipated that at least one proto-type will be completed in 2001.

         Cryocon has also begun and plans to continue in a program of obtaining patent protection for it's proprietary process as well as specific applications. Cryocon anticipates having several patent grants, and/or applications pending prior to the end of the fiscal year 2000.

Liquidity and Capital Resources.

         Cryocon Utah commenced operations on January 3, 2000. Since inception on October 20, 1999, Cryocon Utah realized $95,094 in gross sales and had $35,793 in accounts receivable. Cryocon's cumulative operating loss through December 31, 2000 is $3,147,093. The loss is attributable to pre-organizational, start-up and operating costs of its subsidiary Cryocon Utah, and costs incurred in Cryocon's financing efforts.

         Cryocon's operation to date consumed substantial amounts of cash. The negative cash flow from operations is expected to continue and may accelerate in the foreseeable future. The rate in which Cryocon expends its resources is variable and may accelerate, depending on many factors. Many of the factors are outside of Cryocon's control, including the continued progress of Cryocon's research and development of new process applications; the cost, the timing, and outcome of further regulatory approvals; the expenses of establishing a sales and marketing force, the timing and cost of establishing or procuring additional requisite production and other manufacturing capacities, the cost; if any, the cost of preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; and the status of competitive products and the availability of other financing.

         Because Cryocon is still in the development stage, it has limited working capital and limited internal financial resources. Cryocon's limited cash flows have prevented the company from borrowing funds from conventional lending institutions. Since the Cryocon has not been able to secure funding from commercial lenders, Cryocon has relied on private investments from third-parties, including the Company's management, to meet its current obligations. As of January 30, 2001, Cryocon will have sufficient cash on hand to fund approximately three months of operations at the current run rate; however, Management is confident of being able to obtain operational funds through various means. Management believes that it should obtain profitability by the end of fiscal year 2001.

         On December 15, 2000, Cryocon announced corporate restructuring aimed at achieving administrative and operational cost savings. Cryocon estimated cost savings in excess of 50% through outsourcing key functions and redefining departmental and employee functions. As a result of this action, Cryocon's management reduced Cryocon's full time employees by 10 employees to a total of 17 full time personnel. At the present time here is no anticipated significant changes in the number of employees; however, management reserves the right to further redefine employee positions anticipates that it may need to hire personnel specifically in the research and development program.

         Cryocon's financial information is prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

DESCRIPTION OF THE BUSINESS IN THE LAST FIVE YEARS

History and Organization:

         ISO Block Products USA, Inc. ("Company") was incorporated in the State of Colorado, on April 28, 1986, under the name Champion Computer Rentals, Inc. Champion obtained funding from a public offering in order to engage in the sale and leasing of computers and related equipment. Champion's principal business operations through March 31, 1992 consisted of leasing out computers, peripheral products and software. Champion realized only nominal revenues through March 31, 1992. As March 31, 1992, Champion ceased its computer sale and leasing operation.

         On March 28, 1994, the Champion entered into an Agreement and Plan of Reorganization and was acquired by R-S Iso-Block Produktions GmbH, a German limited liability company ("Iso-Block GmbH"), Josef Ratey, an individual ("Ratey"), Helge Seidel, an individual ("Seidel"), and R-S Plus Investment Corp., a Florida corporation ("R-S PLUS"). Pursuant to the Reorganization Agreement, on March 31, 1995 the Champion purchased from Ratey and Seidel all of the equity interest in Iso-Block GmbH, and purchased from R-S Plus all of its right, title and interest in and to Iso-Block GmbH, including all R-S Plus property heretofore contributed to Iso-Block GmbH and all R-S Plus's rights to Iso-Block profits, in exchange for the issuance of an aggregate of 2,000,000 shares of Champion's authorized but heretofore unissued common stock, no par value. In 1995, Iso-Block GmbH changed its name to R-S ISO-Block Produktions und Bautrager GmbH, which permitted it to engage in the business of constructing buildings as well as manufacture and production of building materials.

         In fiscal years ended 1995 and 1996, Iso-Block GmbH had certain operations in Germany. Iso-Block wound down these operations in the closing months of 1996. Beginning 1996, Iso Block functioned entirely as a US company engaged in the business of residential home construction as general contractor.

       On January 24, 1997, Iso Block acquired 100% of the stock of Franchise Connection, Inc. and its wholly owned subsidiary Brilliant Marketing, Inc., ("Franchise Connection") a strategic conglomerate of new and emerging franchise companies and a team of franchise experts that work together to match the aspirations of entrepreneurs with viable analogous franchise concepts.

         Franchise Connection, Inc. was incorporated in Colorado in 1996 with headquarters in Denver, Colorado. Franchise Connection attempted to form strategic partnerships with prospective or existing franchise operations ("Franchisers") under which Franchise Connection planned to provide marketing and sales services plus business and legal services in return for an equity interest in, and/or a portion of their royalties. Franchise Connection targeted private companies that sought to franchise expertise or financial capacity to successfully engage in franchising. Franchise Connection offered comprehensive franchise marketing and consulting services to its franchisers companies including operations, personnel, management, training, legal and financial advice. In addition, Franchise Connection assumed total responsibility for the recruitment of franchisees, including national media advertising, trade show attendance, and other forms of promotion supported by a commissioned sales staff.

         Franchise Connection, Inc. developed Magna Dry LLC. Franchise Connection, Inc. formed a Colorado Limited Liability Company "Magna-Dry USA, LLC" of which was the sole member. Magna -Dry USA purchased the exclusive license to operate and franchise the Magna-Dry concept in total cleaning throughout the United States. Franchise Connections, Inc. executed a five-year license agreement with renewal options and paid a master franchise fee. The principal business was manufacturing, re-packaging, distribution and licensing of leading edge environmentally safe-cleaning services developed by an Australian formulator Charles C. Borg. Franchise Connection, Inc. had exclusive territorial rights to manufacture and distribute Magna-Dry products in the United States.

       On August 31, 1999 Cryocon, Franchise Connection, Magna Dry, Brilliant Marketing and certain individuals entered into a Unwinding Agreement due to the lack of cash on hand and lack of operating income. The discontinued operations resulted in $86,232 of liabilities that are no longer a responsibility of Iso Block.

     Iso Block entered into an Agreement and Plan of Reorganization, dated July 20, 1999, with MedScan Technologies, Inc., an Oklahoma corporation ("MedScan"), and the shareholders of MedScan (the "MedScan Holders"). In that agreement, Cryocon agreed to issue, at closing, 10 million shares of its common stock in exchange for all of the outstanding common stock of MedScan, all of the issued Class A common stock of American Capital Corporation, a Nevada corporation ("AMCAP"), and all of the common stock of Star Insurance Company, Ltd., an insurance company domiciled and licensed in the Federation of St. Kitts and Nevis, British West Indies ("STAR").

     Iso Block terminated the agreement, based on failure of the closing to take place by the time required in the agreement, based on the fact that the selling holder of the STAR common stock repudiated the Exchange Agreement and announced its refusal to consummate the Exchange, and based on the failure or untruth of certain representations and warranties of MedScan made in the Exchange Agreement. Iso Block, by letter faxed to MedScan , notified MedScan of the termination. No person associated with MedScan, AMCAP or STAR ever become an officer or director of Iso Block.

         Until December 31, 1999, Iso Block's principal operations consisted of residential home construction as general contractor.

DESCRIPTION OF PROPERTY

         Cryocon's current administrative and operational facility is located at 2250 North 1500 West, in Ogden, Weber County, Utah. The building consists of 39,828 sq ft of which approximately 10,000 sq ft is finished office space. Cryocon is currently the owner with Bourns Inc., holding a note payable for a balance of $1,350,000. Cryocon has paid approximately $700,000 against the principal of $2,050,000. Cryocon is currently in negotiations with Bourns to effect a roll over of the note for a one year period.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age, and position of each executive officer and director and the term of office of each director of the Company, as of December 31, 2000.

Director and Officers     Age       Position                 Since

J. Brian Morrison         43        Chairman/CEO             March 2001/
                                    Director                 December 2000

Robert W. Brunson         45        President                March 2001/
                                    Intellectual
                                    Property Division/       August 2000

Lyndell Parks             43        Director                 December 2000

James S. Cundiff          55        Director/                March 2001
                                    Secretary

Sterling Redfern          67        Director                 March 2001

Vaughn P. Griggs          57        Chief Financial
                                    Officer                  March 2001

D. Clark Carlile          37        Senior VP, COO           July 2000

James M. Retallick        43        VP., Corporate Counsel   July 2000

MATT KAMMEYER             31        Senior VP., Marketing    December 2000

Biographical Information

Set forth below is certain biographical information for each of the Company's Officers and Directors:

J. Brian Morrison

         Mr. Morrison has over 21 years of experience in sales, management, investment banking, and has been directly involved with the management of nearly one hundred employees. Most recently, Mr. Morrison retired from Stephens, Inc.; the largest investment-banking firm in the world off Wall Street, was Vice-president Bank of Oklahoma, BOSC Securities, and is currently engaged in private consulting. He has specialized in fixed income security sales, municipal and governmental financing with institutions, banks, and trust departments, as well as the development of Arkansas and national markets. Additionally, Mr. Morrison has been directly involved with placement and/or underwriting of equity with many Fortune 500 Companies.

Robert W. Brunson

         Mr. Brunson founded Cryocon, Inc., the Utah Corporation, in January of 2000, together with his spouse Debra L. Brunson. Previously, Mr. Brunson had been the president of a major cryogenics firm in the Midwest (September 1994 to May 1999). Mr. Brunson has worked as an engineer and consultant in the area of nuclear, chemical and electrical engineering since 1980, as well as cryogenic technology. He authored and held the patent for the deep-cryogenic tempering of firearm barrels and components, known throughout the country as Cryo-Accurizing, which is now a division of Cryocon.

         Mr. Brunson is the founding co-chairman of the National Small Public Company Leadership Council, as well as a member of its Executive Committee. Robert is also currently the chairman of the Cryogenic Standards Committee and serves as an expert panel member of Heat Treating On-Line and operates as chairman of the ASM Cryogenic Roundtable Committee.

Lyndell Parks

         Mr. Parks has recruiting, marketing, and management experience covering the past 18 years. This includes the organization of project teams, recruitment of professionals, and assisting corporations in both managerial structure and product development. He has owned and operated medical equipment company, insurance agency, and a publishing company during his professional career.

         Mr. Parks is currently General Manager of Paragon Marketing that provides a wide variety of corporate marketing and consulting. Mr. Parks is also the general manager of Eagle Publishing, Inc., interim Chairman/CEO of H2O International and co-founder/co-chairman of The Small Public Company Leadership Council.

James S. Cundiff

         Mr. Cundiff has an extensive background in marketing both domestically and internationally. He graduated from the University of California, Humbolt in 1971 with a degree in Business Administration. Mr. Cundiff if the founder and current Vice President of Qwestar Resources.

Sterling Redfern

          Mr. Redfern is the former president/chief executive officer for the Educational Employees Credit Union (EECU) in Bridgeton, Missouri. Mr. Redfern was the first full-time employee of EECU in 1960 and helped develop EECU into one of the leading credit unions in the country with assets of over 200 million, 38,000 members, and 120 employees.

         A graduate of Arkansas State University, Mr. Redfern has also attended the Army Security Agency School, St. Louis University, the Credit Union National Association School of Business Management, and the University of Wisconsin. Mr. Redfern was a member of the Credit Union Executive Society for 34 years, served as Director of the Missouri Credit Union League for 30 years, and was the Credit Union National Association Director for 20 years. Mr. Redfern has served several years as a board volunteer for a number of educational organizations including 15 years with the Missouri White House Conference on Education. Mr. Redfern is married with three children and six grandchildren.

Vaughn P. Griggs

         Mr. Griggs has over 30 years experience in corporate finance and operations. Mr. Griggs obtained a B.S. in Accounting with an emphasis in Business Management and Economics from Brigham Young University. Mr. Griggs has previously worked for Precision Tool, Inc., American Apparel, Inc., and Integrated Systems Engineering, Inc. Mr. Griggs also worked as a staff auditor for Arthur Andersen & Co., he was Vice President of Property Management with Price Management Company, served as Controller for the Grossmont Shopping Center and Huish Management Company, and CFO/Product Development for Nutrition Management Company. Mr. Griggs served as Recorder for the City of Nibley, Utah for three years. He was Chairman of the Transportation Committee in the La Mesa, California Chamber of Commerce and was the Charter Member and Treasurer of the Grossmont Kiwanis International Club.

D. Clark Carlile

         Mr. Carlile has an extensive Engineering, Operations and Management background. Clark graduated from Brigham Young University with a Bachelors in Manufacturing Engineering Technology. Mr. Carlile was a Senior Design Engineer and Equipment Manager at the Boeing Commercial Airplane Company. As a Process Engineer for Morton International's Automotive Safety Products Division, he continued his work in designing and developing improved production processes and implemented effective changes. As the Manager of Manufacturing Operations for a division of Autoliv Automotive Safety Products North America, Mr. Carlile was responsible for major aspects of the manufacturing operation, from budgets and engineering support to leadership training and quality control. He moved on as the Manager of Global Sales and Marketing for the components division of Autoliv and then on to be the Director of Startup Operations for one of Autoliv's newest manufacturing plants in Queretaro Mexico.

James M. Retallick

         Mr. Retallick graduated from the J. Reuben Clark Law School at Brigham Young University in 1987. Mr. Retallick served in the U.S. Army Judge Advocate General's Corps attaining the rank of Major. His assignments took him all over the world and included positions as prosecutor, instructor and doctrine writer for the US Army Intelligence Community and military magistrate. Mr. Retallick began private practice in 1992 with an emphasis in case negotiation and litigation. Mr. Retallick left his position as shareholder and managing attorney of the law firm of Retallick & Pace, P.C. in January 2000 to accept a position with Cryocon, Inc. Mr. Retallick worked closely with founder Robert W. Brunson in the development of the company, from business plan formulation to the establishment of the Company. Mr. Retallick brings a varied background in legal project execution and personnel management which has lent itself well to the demands of a public company and management of professionals of various disciplines. Mr. Retallick is Debra L. Brunson's brother and Robert W. Brunson's brother-in-law.

Matthew A. Kammeyer

         Mr. Kammeyer has over 10 years of effective managerial experience in the areas of marketing, advertising, and corporate communications. He has received a M.S. degree in Sport Administration (emphasis in marketing & media relations) from Georgia Southern University and a B.S. degree in Communication (emphasis in journalism & public relations) from Weber State University. Mr. Kammeyer has experience in multiple aspects of advertising including print, television, radio, direct mail, and Internet. Mr. Kammeyer has managed local and national media relations, event relations, marketing, and advertising projects for the U.S. Ski & Snowboard Teams, the Atlanta Committee for the Olympic Games, Georgia Department of Transportation, Weber State University, Pacific Rim Financial Group, Newgate Mortgage Company, Bank One, and Franklin-Covey. Mr. Kammeyer has been with Cryocon, Inc. since its inception in January 2000. He has served Cryocon as Sales Manager, Marketing & Advertising Manager, and currently as Vice President of Marketing & Advertising.

EXECUTIVE COMPENSATION

         The following table set forth certain summary information concerning the compensation paid or accrued for each of the Cryocon's last three completed fiscal years to Cryocon's or its principal subsidiaries Chief Executive Officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 2000):


                           SUMMARY COMPENSATION TABLE

                                                    Other       Restricted    Securities     LTIP     All Other
      Name and                                      Annual        Stock       underlying    payouts  Compensation
 Principal Position         Year   Salary   Bonus Compensation   award(s)    options/SARs    ($)        ($)
         (a)                (b)     (c)     (d)      (e)           (f)           (g)         (h)        (i)

ROBERT W. BRUNSON, PRES    2000    112,500.  00       00            00            00          00         00
D. CLARK CARLILE, VP       2000    105,000   00       00            00 (1)        00          00         00 (2)


(1) All Vice-Presidents have stock options in the total amount of 250,000 shares which vest at 50,000 shares each year on the anniversary of their hire and/or promotion date. To date no option shares have vested.

(2) D. Clark Carlile was hired in July, 2000 with an annual salary of $105,000. He has not received in excess of $100,000 for 2000 because of his hire date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock owned as of March 27, 2001 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock; (ii) each of the Company's directors and nominees; (iii) all officers and directors as a group:

(i)      BENEFICIAL OWNERS OF MORE THAN 5%:

                                     Amount and
Title of       Name and              Nature of                   Percentage of
Class          Address (1)           Beneficial Ownership          Shares (1)

Common         Apollo Holdings            1,450,000                   7.5%
               PO Box 793
               Dartford, Kent UK
               DA27ZY


(ii) DIRECTORS AND NOMINEES:


                                     Amount and
Title of       Name and              Nature of                   Percentage of
Class          Address (1)           Beneficial Ownership          Shares (1)


Common         Robert W. Brunson         12,163,893                 63.0%
               2250 North 1500 West
               Ogden, UT  84404

Common         J. Brian Morrison            600,000                  3.1%
               2250 North 1500 West
               Ogden, UT  84404

Common         Lyndell Parks                389,400                  2.0%
               2250 North 1500 West
               Ogden, UT  84404

Common         James S. Cundiff             500,000                  2.5%
               2250 North 1500 West
               Ogden, UT  84404

Common         James M. Retallick           270,000                  1.3%
               2250 North 1500 West
               Ogden, UT  84404

All officers and directors as a group    13,923,293(4)              72.0%

(1) The percentage of shares is calculated based upon the total outstanding shares issued and outstanding according to the Company's transfer agent as of March 27, 2001.

(2) This includes all shares currently issued shares plus all shares that the directors and officers have the right to acquire within 60 days from options, warrants, conversion privilege or similar obligations.

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Robert W. Brunson, (former Chief Executive Officer) President of the Intellectual Property Division holds an outstanding promissory note with an interest rate of twelve percent (12%) per annum. The remaining outstanding principal amount of the loan is $149,744.00. Cryocon is not currently making periodic payments on the outstanding principal and interest on this loan. Mr. Brunson has not demanded repayment of the principal or interest due on the loan.

         Robert W. Brunson sold to Cryocon Utah, the assets relating to the Cryo-Accurizing Division and the Tri-Lax Process on November 10, 1999. In consideration, Cryocon Utah originally gave Mr. Brunson 9,700,000 shares of common stock, Seventy Thousand Dollars ($70,000), and a convertible debenture in the principal amount of $50,000. The debenture had an interest rate of ten percent (10%) per annum. At Mr. Brunson's election the amount of any outstanding principal and unpaid interest were convertible into Cryocon Utah's common stock. At the time of Cryocon's (Iso-Block's) acquisition of Cryocon Utah, Cryocon assumed the obligation of the promissory note, and agreed to allow the debenture to be convertible into Cryocon's common shares. The 2,002,523 shares of common stock described in this prospectus were issued to Mr. Brunson upon conversion of the debenture. Pursuant to the terms of the convertible debenture, Mr. Brunson exercised his right to demand registration of the common shares issued upon conversion of the debenture.

         Lyndell Parks became a director on December 15, 2000. Mr. Parks executed a consulting agreement with Cryocon in November 2000, wherein Cryocon agreed to pay Mr. Parks $200,000 for his services, in addition to reimbursing his expenses. Paragon Marketing and Management employees Mr. Parks as its general manager. Cryocon has an agreement with Paragon Marketing and Management to pay $3,000 per month to provide Cryocon investor relation services. Cryocon is not currently paying Paragon Marketing and Management for those services. Paragon Marketing and Management was the general managing member of each of the Paragon Venture Funds I, II, III, IV and V. As a member of each venture fund, Paragon Marketing and Management received 389,400 shares of Cryocon common stock, upon the conversion of the debenture and the liquidation of each of the Paragon Venture Funds.

         Robert Wickerschiem was appointed to the Board of Directors in October 2000. Mr. Wickerschiem was limited in his participation on the Board due to health matters. Mr. Wickerschiem loaned Cryocon $100,000 without interest. The principal amount of the loan becomes due on April 30, 2001.

         J. Brain Morrison became a Director on December 15, 2000. Mr. Morrison became Cryocon's Chairman and Chief Executive Officer on March 3, 2001. On February 5, 2001, Mr. Morrison executed a warrant agreement with Cryocon wherein Cryocon agreed to sell to Mr. Morrison 500,000 shares of Cryocon's common stock at the purchase price of $0.10 per share. Mr. Morrison's right to purchase the 500,000 shares of common stock expires on December 31, 2005. The 500,000 shares of common stock issuable upon the exercise of the warrant agreement are included in this prospectus. Additionally, Mr. Morrison received a stock option for common shares to vest as follows: 100,000 shares vesting on January 2, 2001; 75,000 shares vesting on January 2, 2002; and, 75,000 shares vesting on January 2, 2003.

                                     COUNSEL

         The validity of the issuance of the warrants and shares of the common stock offered by this prospectus will be passed upon for the Company by Marcus
A. Sanders, Esq. Mr. Sanders, who has provided advice with respect to this matter, owns no shares of Cryocon stock. Mr. Sanders is not an "affiliate" of the Cryocon and does not have any interest in the registrant.

                                     EXPERTS

         Cryocon's consolidated financial statements as of March 31, 2000 and for the year ended March 31, 1999 included in this prospectus have been included herein in reliance upon the reports of, Larry O'Donnell, CPA, P.C., independent certified public accountants, which appear elsewhere in this prospectus, and are included upon the authority of this firm as experts in accounting and auditing.

         The financial statements of Cryocon Utah, the operating subsidiary, as March 31, 2000, included as part of this prospectus have been audited by Jeff Jones, of HJ & Associates, L.L.C., independent auditors, as stated in their report dated March 31, 2000, and have been included in this prospectus in reliance upon the report of HJ & Associates appearing elsewhere herein, and upon authority of this firm as experts in accounting and auditing.

         Effective September 21, 2000, Cryocon retained HJ & Associates to act as its auditors. In this regard, HJ & Associates replaced Larry O'Donnell's firm, which audited Cryocon's financial statements for the fiscal years ended March 31, 2000 and for the year ended March 31, 1999. The reason for the change in accountants was due to the change of Cryocon's principle place of business from Colorado to Utah. The reports of Larry O'Donnell for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During Cryocon's two most recent fiscal years, there were no disagreements with Larry O'Donnell on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Larry O'Donnell would have caused Larry O'Donnell to make reference to such disagreements in its reports.

         Cryocon has authorized Larry O'Donnell to discuss any matter relating to Cryocon's operations with HJ & Associates. The change in auditors was recommended and approved by Cryocon's board of directors, and a majority of its shareholders. Cryocon does not have an audit committee.

         During the two most recent fiscal years, Cryocon did not consult with HJ & Associates on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Cryocon's financial statements, or any matter that was the subject of a disagreement or what is defined as a reportable event by the Securities and Exchange Commission.

                      Interest of Named Experts and Counsel

         No "expert" as that term is defined pursuant to Regulation S-B, or the "counsel" of Cryocon as that term is defined pursuant to regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in Cryocon, or was a promoter, underwriter, voting trustee, director, officer, or employee of Cryocon at any time prior to the filing of this registration statement.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock is currently traded on the OTC Bulletin Board, under the symbol "CRYQ." There are approximately 790 shareholders.

         On March 27, 2001, Cryocon's common stock was quoted on the OTC Electronic Bulletin Board at the price of $2.50. The following sets for the quarterly fluctuations in the reported bid prices for the period from March 31, 1998 through December 31, 2000.

                                                     High Bid         Low Bid
Fiscal Year Ending March 31, 1999
  First Quarter                                       $ n/a           $ n/a
  Second Quarter                                      $ 0.030         $ 0.020
  Third Quarter                                       $ 0.020         $ 0.020
  Fourth Quarter                                      $ 1.062         $ 0.040

Fiscal Year Ending March 31, 2000
  First Quarter                                       $ 0.750         $ 0.250
  Second Quarter                                      $ 0.750         $ 0.125
  Third Quarter                                       $ 0.187         $ 0.093
  Fourth Quarter                                      $ 1.625         $ 0.062

Nine Month Period Ending December 31, 2000
 Quarter ending June 30, 2000                         $ 1.680         $ 0.625
 Quarter ending September 30, 2000                    $ 5.500         $ 0.750
 Quarter ending December 31, 2000                     $ 7.312         $ 2.500

                              SELLING STOCKHOLDERS

         Cryocon issued the shares of common stock offered for resale by this prospectus to the selling shareholders upon either the conversion of debentures, shares issued pursuant to a private placement or the exercise of warrants and options.

         The table below sets forth information known to us with respect to beneficial ownership of the common stock as of February 28, 2001 by each selling stockholder. The table below assumes that the selling stockholders will exercise all of the warrants, and that all of the selling shareholders will sell their shares. Since each stockholder may choose not to sell his shares, we are unable to state the exact number of shares that actually will be sold.

         Information with respect to "beneficial ownership" shown below is based on information supplied by the respective beneficial owner. For purposes of calculating the percentage beneficially owned, the shares of common stock deemed outstanding include:

         - the shares outstanding as of March 27, 2001; and

         - the shares issuable by us pursuant to the conversion of the debentures and the exercise of warrants held by the respective person that may be exercised within 60 days following the date of this prospectus.

         The shares are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The mailing address of each beneficial owner is c/o 2250 North 1500 West, Ogden, Utah 84401,
(801)395-2796



====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


SELLING SHAREHOLDERS RECEIVING WARRANTS AND SHARES OF COMMON STOCK UPON THE EXERCISE OF THE WARRANTS


JAMES P.JR. & ANGELINA ACQUAVIVA                 125                             375                     500               *
KARL HEINZ & ISOLDE  ADLER                        25                              75                     100               *
KATHERINE M. & KENNETH ALLARD                    125                             375                     500               *
MARIA ALPOS                                       19                              56                      75               *
RON AMMONS                                       188                             563                     750               *
MARILYN ANGERS                                    63                             188                     250               *
CLEMENS & PETRA  ANSEL                            25                              75                     100               *
MOHAMMAD & TINA AZARHAIL                         290                             870                   1,160               *
UDO BADER                                      1,689                           5,067                   6,756               *
EUGENE BAKER                                      38                             113                     150               *
ROBERT & ANITA BALEY                              88                             263                     350               *
EARL & PAMELA BALLARD                            200                             600                     800               *
DONALD R. & MARCIA BARBER                        250                             750                   1,000               *
STEPHEN BARNES                                   100                             300                     400               *
ROBERT & GERALDINE BASHLINE                       50                             150                     200               *
GUNTER BAUMANN                                 7,500                          22,500                  30,000               *
LEE BECKWITH                                      80                             240                     320               *
THOMAS BENDER                                     25                              75                     100               *



====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


ROGER BERGERON                                   100                             300                     400               *
DAN BERICH                                        50                             150                     200               *
CILLA BERNDT                                  60,253                         180,758                 241,010               *
WALTER & ALISE BING                               25                              75                     100               *
GEORGE BINNS                                      38                             113                     150               *
WILFRIED & MARLIES BIRMELIN                       25                              75                     100               *
KENNETH BISHOP                                   250                             750                   1,000               *
THOMAS BISHOP                                    125                             375                     500               *
GERTRUD BLUM                                      25                              75                     100               *
MICHAEL BLUST                                     25                              75                     100               *
HOWARD BOLD                                      963                           2,888                   3,850               *
SCOTT BOYD                                        75                             225                     300               *
CHARLES S &  VELUVOIZE BOYNTON                    63                             188                     250               *
R BRAUMER                                      1,875                           5,625                   7,500               *
ALFRED BREHMER                                   375                           1,125                   1,500               *
JOACHIM & ROSMARIE BRENDER                        25                              75                     100               *
EGIN BRESNIG                                  39,125                         117,375                 156,500               *
RICHARD BRIER III                                650                           1,950                   2,600               *
FLOYD H  & MINNIE BRIGHAM                        325                             975                   1,300               *
JURGEN BRODKORB                                2,500                           7,500                  10,000               *
ARNO BRUSCHKE                                     25                              75                     100               *
ASUNCION BURCE                                    50                             150                     200               *
MICHAEL & BRITA BURGER                            25                              75                     100               *
ANITA BURGERT                                     25                              75                     100               *
MARKUS & MONIKA BURKHARD                          25                              75                     100               *
PAULA BUSCH                                       25                              75                     100               *
GERHARD & MANUELA BUSELMEIER                      25                              75                     100               *
KARL W  & CAROL BUTLER                           188                             563                     750               *
WILLIAM CALDERONE                                 50                             150                     200               *
JANE CARSWELL                                    125                             375                     500               *
CHARLES CATALINA                                 625                           1,875                   2,500               *
 CEDE CO                                     464,328                       1,392,983               1,857,311              10%
ROY & CYNTHIA GASQUE CHASTAIN                     88                             263                     350               *
JONI CHERMAK                                     188                             563                     750               *
CYPRIAN HILSS CHRISTA HILSS                       25                              75                     100               *
ROGER D. CLARK & JANE CLARK                       90                             270                     360               *
SCOTT CLAUSEN                                    250                             750                   1,000               *
OTRA CLEARING INC.                               750                           2,250                   3,000               *
TOM COLLINS                                      238                             713                     950               *
ROBERT CONINE                                    313                             938                   1,250               *
EUGENE CONWAY                                     63                             188                     250               *
CHARLES N. & AI COVEY                            875                           2,625                   3,500               *
STEPHEN COX                                      125                             375                     500               *
STEPHEN COZZOLINO                                 25                              75                     100               *
ALDA CROSS                                        85                             255                     340               *
WESLEY DAVIS                                     625                           1,875                   2,500               *
MIKE DE PRE                                       63                             188                     250               *
DIETER & MELLITA DENZ                             25                              75                     100               *
IRIS DILLON                                       93                             278                     370               *




====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


JOHN DILLON                                       75                             225                     300               *
KLAUS & MARGIT  DINGLER                           25                              75                     100               *
ALBERT & ASTRID DIRR                              25                              75                     100               *
ELMER DURBAN                                      25                              75                     100               *
KLAUS DURI                                        25                              75                     100               *
WERNER DURI                                       25                              75                     100               *
FRED EASON                                       500                           1,500                   2,000               *
GUNTER ECKERT                                  1,136                           3,407                   4,543               *
KLAUS ECKERT                                      25                              75                     100               *
ERWIN & WALTRAUD EHRLER                           25                              75                     100               *
CLARA EICHNER                                     25                              75                     100               *
ROBERT EMMERICH                                  100                             300                     400               *
HANS PETER & CHRISTINE ENGELMANN                  25                              75                     100               *
ELIZABETH ENGLE                                  125                             375                     500               *
GERHARD ENGLER                                    25                              75                     100               *
HANS FAISST                                       25                              75                     100               *
MANFRED FAISST                                    25                              75                     100               *
JON FARINHOLT                                    188                             563                     750               *
RAINER FASSMANN                                   25                              75                     100               *
WALDEMAR FASSNACHT                                25                              75                     100               *
WALTER FEHR                                       25                              75                     100               *
MARTIN FEHSER                                     25                              75                     100               *
GOTTARD FELSMANN                               2,500                           7,500                  10,000               *
MARK & LILLIAN FIORILLO                          125                             375                     500               *
BRUCE FIRTH                                       55                             165                     220               *
JERALD D. & SUSAN FLEMING                        113                             338                     450               *
PETER FLIEHER                                     25                              75                     100               *
ROBERT J & BETTY FLOYD                           531                           1,594                   2,125               *
MARGUERITE FLOYD                                  63                             188                     250               *
LEONARD & LOIS  FORTIN                           275                             825                   1,100               *
STEPHEN FUJIKAWA                                 875                           2,625                   3,500               *
ULI FUSS                                      15,000                          45,000                  60,000               *
HERBERT GANTER                                    25                              75                     100               *
LEONARD & BARBARA GELFAND                        125                             375                     500               *
KENT GEORGE                                    2,000                           6,000                   8,000               *
JOHN GEORGE                                    1,250                           3,750                   5,000               *
RAYMOND GIERSCH                                  350                           1,050                   1,400               *
JOSEPH GILLEN                                     63                             188                     250               *
MICHAEL GIZZI                                     25                              75                     100               *
AUDREY F & DELBERT GOEDDEL                       125                             375                     500               *
DONALD J & JACQUELINE GORDON                      63                             188                     250               *
DANUTA GRESIK                                     25                              75                     100               *
MARIA GRESIK                                      25                              75                     100               *
HANS GRISAR                                       25                              75                     100               *
MONIKA GRISAR                                     25                              75                     100               *
ARNOLD & SILVIA  GRUNINGER                        25                              75                     100               *
WOLFGANG HARDRICH                                 25                              75                     100               *
WALTER HARVEY                                     63                             188                     250               *




====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


ELAINE HENRY-WELSH                               108                             323                     430               *
MARTIN HERB                                       25                              75                     100               *
WALBURGA HERB                                     25                              75                     100               *
KURT & RIA  HIGLISTER                             25                              75                     100               *
ALOIS & ANNELIESE HILSS                           25                              75                     100               *
HERMANN HILSS                                     25                              75                     100               *
ANTJE MARIA HISS                                  25                              75                     100               *
THOMAS HISS                                       25                              75                     100               *
ROY CHARLES HOBOCK                               125                             375                     500               *
HAROLD HODGE                                     335                           1,005                   1,340               *
ROLF & JOHANNA HOFFLIN                            25                              75                     100               *
DAVID HOFFMAN                                     25                              75                     100               *
DAVID L & WANDA HOOVER                           190                             570                     760               *
DONALD HOPPER JR.                                 25                              75                     100               *
ADOLF & MARIA HORNE                               25                              75                     100               *
SHEILA HUGHES                                     31                              94                     125               *
DON HUNT                                         120                             360                     480               *
BOB HUNT                                         100                             300                     400               *
 NORMAN HUSED/SOLE PROPRIETOR HUSTED
RANCH                                            125                             375                     500               *
LESTER  & JACKIE  HUTCHINS                        83                             248                     330               *
GIUSEPPE & WALTRAUD JTWROS ILARI                  25                              75                     100               *
GREGORY JAMIESON                                 375                           1,125                   1,500               *
HELMUT & ANJA  JAUCH                              25                              75                     100               *
THOMAS JOHNSON                                   625                           1,875                   2,500               *
CORNELIA KAESSHEIMER                              25                              75                     100               *
HELMUT & IRMGARD KANZINGER                        25                              75                     100               *
RUDOLF & SIGRID KARLE                             25                              75                     100               *
JIM & TERI KARNS KARNS                           250                             750                   1,000               *
WAYNE KASPER                                     150                             450                     600               *
KARL HEINZ & URSULA KAUFMANN                      25                              75                     100               *
JAMES C. JR. & JAN KENNEDY                        75                             225                     300               *
AMIR KHOSRAVI                                    250                             750                   1,000               *
JOHN KILROY                                      250                             750                   1,000               *
SCOTT KING                                        85                             255                     340               *
MANFRED KLEIN                                     25                              75                     100               *
RUBY KNUTSON                                      59                             176                     235               *
CLAUDIA KOCH                                      25                              75                     100               *
JOHN L. & BETTY KOHLMEIER                         80                             240                     320               *
HERBERT KONSTANTIN                                25                              75                     100               *
KARL HEINZ & HANNELORE KRANZER                    25                              75                     100               *
WALTER KUPFER                                     25                              75                     100               *
RADHAKRISHNA KURUP                                63                             188                     250               *
KLAUS & ASTRID  KURY                              25                              75                     100               *
DIETER KURY                                       25                              75                     100               *
KLAUSE LANDAU C/F TRESSIE LANDAU UTMA
CO                                               125                             375                     500               *
DENNIS LAPE                                       93                             278                     370               *
RICHARD LARAIA                                   125                             375                     500               *



====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


MARGERY J LONG LAURA HESTERBERG                  128                             383                     510               *
ROBERT S LEE & WILLIAM LEE                        68                             203                     270               *
CECIL LEONARD                                    375                           1,125                   1,500               *
MICHAEL LETTINI                                   75                             225                     300               *
PETER LEWMAN                                     250                             750                   1,000               *
ARMIN LINSER                                      25                              75                     100               *
BRUCE E. & LOLA LONG                             330                             990                   1,320               *
MAX & ANITA  LUEDTKE                              25                              75                     100               *
BOB LYNN                                         625                           1,875                   2,500               *
VASSILIOS & ELVIRA MASTROVASSILIS                 25                              75                     100               *
EBERHARD & INGRID MAURER                          25                              75                     100               *
KLAUS PETER MAURER                                25                              75                     100               *
THOMAS MAURER                                     25                              75                     100               *
KURT & SOFIE JTWROS MAURER MAURER                 25                              75                     100               *
SUSAN MAYNARD                                     31                              92                     123               *
LLOYD V & LUANA MCAFERTY                         250                             750                   1,000               *
JOHN & NANCY MCCOY MCCOY                          50                             150                     200               *
TRACY MCCOY                                       25                              75                     100               *
GERALD MCCUE                                      75                             225                     300               *
JOSEPHA MEIER                                     25                              75                     100               *
BRUCE R & DONNA JTWROS MENDENHALL                188                             563                     750               *
LAMAR C & JOANNE MERCER                           75                             225                     300               *
ANN MERCER                                        46                             139                     185               *
HARLEY MILLER                                     88                             263                     350               *
CARMINE MINICHINI                                 55                             165                     220               *
LEWIS MINOR                                      188                             563                     750               *
FRANK MIRABELLA                                  125                             375                     500               *
WERNER MOHR                                   51,250                         153,750                 205,000               *
JOSEPH MONACO                                    600                           1,800                   2,400               *
SIEGFRIED & WALTRAUD JTWROS
MORGENTHALER                                      25                              75                     100               *
HILDEGARD MUENCH                                  25                              75                     100               *
BERNHARD MULLER                                   25                              75                     100               *
ROBERT H & NANCY MUMPER                           75                             225                     300               *
FRITZ & SABINE MUNDINGER                          25                              75                     100               *
JAMES MURRAY                                     250                             750                   1,000               *
MIKE MUSSO                                       300                             900                   1,200               *
GERHARD MUTSCHLER                                 25                              75                     100               *
HERMANN NANN                                      25                              75                     100               *
MARIANNE NARDANDREA                               63                             188                     250               *
RANDALL NATION                                   125                             375                     500               *
 NATIONAL FINANCIAL SERVICES CORP                 50                             150                     200               *
PHILLIP NIELSEN                                  500                           1,500                   2,000               *
DIANA NIELSON                                    200                             600                     800               *
GERD NIEMAN                                    2,500                           7,500                  10,000               *
PHYLLIS T. & VERNON O'BRIEN                      138                             413                     550               *
ONE OF KIND CHILDREN'S One of a Kind
Children's Center                                 63                             188                     250               *




====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


RHEINHARD OTTO                                    25                              75                     100               *
JOSEPH N. & DONNA PARSONS                         63                             188                     250               *
DAVID PENQUE                                      33                              98                     130               *
R. BRADLEY PETERSON                               63                             188                     250               *
JOHN A & ELIZABETH PETH                           31                              92                     123               *
JANICE PETROWSKY                                  88                             263                     350               *
DAVID S & APRIL PFAFF                            250                             750                   1,000               *
KLAUS & ELKE PFISTER                              25                              75                     100               *
WILLIAM PHILO                                     25                              75                     100               *
AUGUST PIEVAKOS                                  125                             375                     500               *
BARBARA PILAPIL                                   75                             225                     300               *
 PITTCO                                           18                              53                      70               *
LARRY PLACE                                       63                             188                     250               *
TED POSTAL                                        88                             263                     350               *
ROCCO E & CATHERINE PUCA                          63                             188                     250               *
JOHN RAHN                                        125                             375                     500               *
RAYMOND R & SANDRA RANIC                         125                             375                     500               *
JOSEF RATEY                                  225,000                         675,000                 900,000               *
FRANZ RATEY                                       25                              75                     100               *
WOLFGANG REEB                                     25                              75                     100               *
INA REED                                         695                           2,085                   2,780               *
JOHN REEDY                                        25                              75                     100               *
ALFONS & MARTHA REITH                             25                              75                     100               *
GILBERT & PETRA RIEDER RIEDER                     25                              75                     100               *
ROLF RITTER                                       25                              75                     100               *
JEFFREY ROBBINS                                  125                             375                     500               *
LUDWIG & MAGDALENA ROETTELE                       25                              75                     100               *
JOSEF ROFALSKI                                    25                              75                     100               *
JURGEN ROTTELE                                    25                              75                     100               *
PAUL ROTTELE                                      25                              75                     100               *
MICHAEL S & CASEY LINWICK ROUZER                 238                             713                     950               *
RHEINHOLD & EDITH RUESCH                          25                              75                     100               *
GEORG RUESCH                                      25                              75                     100               *
SIMONE RUESCH                                     25                              75                     100               *
HERMANN RUF                                       25                              75                     100               *
GUY RUTHERFORD                                   283                             848                   1,130               *
STEVE & PATRICIA RYBINSKI                        102                             305                     407               *
MANFRED SACHSE                                 1,025                           3,075                   4,100               *
PEARL LONG SANDRA PANTEKOEK                       27                              82                     109               *
DOMENICO SAPIA                                    25                              75                     100               *
GUNTER SATTLER                                    25                              75                     100               *
FRED SAUTER                                       38                             113                     150               *
HAL & PHYLLIS  SCHATVET                       17,500                          52,500                  70,000               *
EDUARD SCHLEITH                                   25                              75                     100               *
PAUL SCHNEIDER                               150,000                         450,000                 600,000               *
ANJA SCHNEIDER                                    25                              75                     100               *
MANFRED & WALTRAUD SCHNEIDER                      25                              75                     100               *
GUNTER & KARIN  SCHONSTEIN                        25                              75                     100               *
RUTH SCHUNDELMEIER                                25                              75                     100               *



====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


THOMAS & REGINA SCHWEIZER                         25                              75                     100               *
DAMIAN SCHWORER                                   25                              75                     100               *
CHARLIE L & YVONNE SCOTT                          65                             195                     260               *
RICHARD SCOTT                                     38                             113                     150               *
HARRY T. & MARLENE SEDLAK                        125                             375                     500               *
HANS GEORG SEIDEL                                 25                              75                     100               *
MICHAEL & ANITA  SEILER                           25                              75                     100               *
WOLFGANG SEILER                                   25                              75                     100               *
FERDINAND PROBST SEN                          12,500                          37,500                  50,000               *
JOSE SERRANO                                      25                              75                     100               *
RICHARD R & REGINA SEVERSON                      125                             375                     500               *
BEATE & CARSTEN SGODDA                            25                              75                     100               *
ESTHER M & WILLIAM  SHAFFER                      250                             750                   1,000               *
AL & HELEN SHAW                                  125                             375                     500               *
MARK & MAE SHEDRON SHEDRON                       250                             750                   1,000               *
LISA SHEFFIELD                                 1,250                           3,750                   5,000               *
MARIA SIDLOV                                      25                              75                     100               *
ROSA & WALTER  SIEBERT                            25                              75                     100               *
HARTMUT SIEGLING                               2,000                           6,000                   8,000               *
RICHARD L & MARCIA SIGLEY                         75                             225                     300               *
EDYTHE & ROBERT L SIGMAN                         250                             750                   1,000               *
KENNETH & AME SILVERSTEIN                      1,668                           5,003                   6,670               *
ALFONS & HEDWIG SIMON                             25                              75                     100               *
J. STEPHEN SMITH                                 250                             750                   1,000               *
HANS & GISELA  SOMMER                             25                              75                     100               *
C. V. SORELLE                                  2,500                           7,500                  10,000               *
SOUTHWEST SECURITIES INC                         125                             375                     500               *
LEONHARD SPECHT                                1,500                           4,500                   6,000               *
MURRAY & ADDIE SPENCER                           125                             375                     500               *
SHIRLEY SPRINGER                               7,500                          22,500                  30,000               *
JAN TER STEGE                                 25,000                          75,000                 100,000               *
ANDREW STEIGER                                    38                             113                     150               *
CARL G. & DEBBIE STEITZ                        3,122                           9,365                  12,487               *
CRISTINE STELZER                                  25                              75                     100               *
HARALD STETTIN                                    25                              75                     100               *
ROCKY & HELEN STOKES                           1,250                           3,750                   5,000               *
PETER STRUTT                                      25                              75                     100               *
WILLIAM TATARKA                                  500                           1,500                   2,000               *
 TERRA FUNDING GROUP INC                      26,000                          78,000                 104,000               *
RICHARD TETENBAUM                                 63                             188                     250               *
 TEXAS FINANCE INCORPORATED                      116                             349                     465               *
CHARLES A. & CHRISTA TIFT                        150                             450                     600               *
LIA TROXLER                                       25                              75                     100               *
JOCHEN ULLMER                                     25                              75                     100               *
GARLAND VALENTINE                                 55                             165                     220               *
JOHN J & LOUISE  VILLANI                         250                             750                   1,000               *
HEINZ VOLLRATH                                    25                              75                     100               *
ANDREAS WACHENHEIM                                25                              75                     100               *
GARY WALKER                                       63                             188                     250               *



====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


KEN WALTERS                                      275                             825                   1,100               *
 WATKINS FAMILY TRUST                          7,500                          22,500                  30,000               *
LOTHAR & ILSE WEISEL WEISEL                       25                              75                     100               *
KAETHE WEISEL                                     25                              75                     100               *
GUNTER WENZEL                                    500                           1,500                   2,000               *
BILL G & MARILYN WESTER                           92                             275                     366               *
BRYAN WHITFIELD III                              150                             450                     600               *
DEAN WICKER                                   41,875                         125,625                 167,500               *
REINHARD & DANIELA WIEDEMANN                      25                              75                     100               *
DANIEL WIEGERT                                    25                              75                     100               *
CARL WILKS                                       200                             600                     800               *
JOHNNY M & ADA WILSON                         25,000                          75,000                 100,000               *
THOMAS WOLF                                       25                              75                     100               *
OLGA WOLTER                                       25                              75                     100               *
PAT WOODROW                                       55                             165                     220               *
JOHANNA WRIGHT                                    30                              90                     120               *
ROSWITHA ZAENGLE                                  25                              75                     100               *
JANIENE ZAHRADNICK                                50                             150                     200               *
DANUTA ZANGLE                                     25                              75                     100               *
ANNELIESE ZEHRINGER                               25                              75                     100               *
LANA ZINN                                        150                             450                     600               *

SELLING SHAREHOLDERS THAT RECEIVED SHARES FROM THE CONVERSION OF CONVERTIBLE
NOTES ISSUED TO PARAGON VENTURE FUNDS I - V.

Alvaro & Nanette Fay Adame, Jr.                 1,500                          1,500                   1,500              *
John F. & Louise R.  Adams                      2,000                          2,000                   2,000              *
Kyle R. & Nadine W. Adams                       4,500                          4,500                   4,500              *
 Apollo Holdings, LTD.                      1,450,000                      1,450,000               1,450,000              8%
Timothy Brent Arnold                            9,500                          9,500                   9,500              *
Frederick H. Ashby                             50,000                         50,000                  50,000              *
Danny A. Ashinhurst                             1,000                          1,000                   1,000              *
 BD&F Enterprises, Inc.                        38,500                         38,500                 385,000              *
Dan Duckworth & Carol Beals                     1,000                          1,000                   1,000              *
Patrick P. & Merrilee Beals                     2,500                          2,500                   2,500              *
Robert Nelson Bertoldo                         10,000                         10,000                  10,000              *
Michael & Dana Bigelow                             50                             50                      50              *
James H. Billingsley                            1,000                          1,000                   1,000              *
Lee P. Blake                                    1,750                          1,750                   1,750              *
 Blue Ocean LLC                               550,000                        550,000                 550,000              *
James Raymond & Marie A. Boblett                1,000                          1,000                   1,000              *
Brent Bohlen                                    5,000                          5,000                   5,000              *
Angela Bonazza                                    600                            600                     600              *
William A. Bonner, Jr.                            500                            500                     500              *
Danny P. Boyle                                 20,000                         20,000                  20,000              *
Claiborne H. Braswell                           1,000                          1,000                   1,000              *



====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


D. Brett Brewer                                 4,000                          4,000                   4,000              *
Deborah E. Brotherton                             400                            400                     400              *
Travis Nathaniel & Sandra Dee Brown             1,000                          1,000                   1,000              *
Jason MacPhee & Leah Pauline Brown              7,000                          7,000                   7,000              *
 Brown Brothers Harriman, NY                  100,000                        100,000                 100,000              *
Marc Alan Bruno                                 2,000                          2,000                   2,000              *
Yevetta Gail Buchanan                           1,000                          1,000                   1,000              *
Donald James & Joyce Elaine Burke               5,000                          5,000                   5,000              *
David P. & Carolyn Vickers Butler JTWROS        6,500                          6,500                   6,500              *
Bruce Call                                     10,000                         10,000                  10,000              *
Lawrence & Charleen Capek                       1,000                          1,000                   1,000              *
 Capital Ideas, Inc.                          100,000                        100,000                 100,000              *
 Center for Health Psychology, P.C.            66,000                         66,000                  66,000              *
Cannon Christensen                              4,000                          4,000                   4,000              *
John D. & Constance J. Clemens                  2,500                          2,500                   2,500              *
Tom G. & Sharon L. Cole                         3,000                          3,000                   3,000              *
Jason A. Collier                                  100                            100                     100              *
 Crystal City Restaurant                       11,000                         11,000                  11,000              *
Rollie J. & Madelyn F. Cundiff                100,000                        100,000                 100,000              *
Larry E. Cunningham                            10,000                         10,000                  10,000              *
Christopher D. Curran                          15,000                         15,000                  15,000              *
 Curvelo Trade and Finance                     50,000                         50,000                  50,000              *
 D&H Marriott Family Limited Partnership      252,787                        252,787                 252,787              *
 Dain Rauscher                                100,000                        100,000                 100,000              *
Linda Elizabeth Davenport                       1,000                          1,000                   1,000              *
Henry De La Rosa                                2,000                          2,000                   2,000              *
John S. & Mele P. DeLeon                        1,500                          1,500                   1,500              *
Rose Delgado                                      500                            500                     500              *
Daniel H. Deng                                  4,000                          4,000                   4,000              *
 Dennis & Michelle Porter Family Trust         25,000                         25,000                  25,000              *
Michael E. & Kathleen E. Duvall                25,000                         25,000                  25,000              *
Michael G. & Brandy L. Eckert                  12,000                         12,000                  12,000              *
Michael Lee & Joan M. Elder                    20,000                         20,000                  20,000              *
Lynn or Elaine Ellsworth                        5,000                          5,000                   5,000              *
Michael Emmons                                  5,000                          5,000                   5,000              *
Paul & Becky Espinoza                             100                            100                     100              *
Jared R. & Jenny R. Evans                       1,000                          1,000                   1,000              *
Danielle G. Ewing                               1,000                          1,000                   1,000              *
David L.  Fawcett                               1,000                          1,000                   1,000              *
Wallace Fisk                                  100,000                        100,000                 100,000              *
David Fowler                                      250                            250                     250              *
David Wayne & Gaylene H. Fusselmann             4,000                          4,000                   4,000              *




====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


Gary L. & Lynell L. Fusselmann                  1,000                          1,000                   1,000              *
Douglas K. Gardner                              2,000                          2,000                   2,000              *
 Gary & Alana Porter Family Trust               5,000                          5,000                   5,000              *
Steven Gelsomini                                2,000                          2,000                   2,000              *
Mark W. Gillespie                               2,000                          2,000                   2,000              *
Allen P. Goodmansen CPA, PC                    25,000                         25,000                  25,000              *
Kevin Eugene Griffel                            1,000                          1,000                   1,000              *
Louise Gulartie                                    50                             50                      50              *
Coltin Roy & Julia Adele Hall                   8,500                          8,500                   8,500              *
Scott Hall                                      2,000                          2,000                   2,000              *
Ryan Kent Hall                                  2,000                          2,000                   2,000              *
William Brad & Shawna Hall                      1,000                          1,000                   1,000              *
George K. & Denise Hall                        10,000                         10,000                  10,000              *
Clarence Kent & Ava Lynn Hall                  10,500                         10,500                  10,500              *
Brett & Lisa R.  Hallows                        2,000                          2,000                   2,000              *
David W. Hallum                                 5,000                          5,000                   5,000              *
Steven Keith & Barbara M. Hallum                5,000                          5,000                   5,000              *
Glen D. & D. Gayle Hammons                      5,000                          5,000                   5,000              *
Steven G. & Jennifer M. Hammons                   200                            200                     200              *
Travis Hammons                                    500                            500                     500              *
Trevor G. Hammons                                 500                            500                     500              *
Jeff D. Hancock                                 2,000                          2,000                   2,000              *
Jay B. Hancock                                  1,000                          1,000                   1,000              *
Daniel Thomas Hardwick                          2,500                          2,500                   2,500              *
Matthew Keith Hardwick                          2,500                          2,500                   2,500              *
Michele Hardwick                                2,500                          2,500                   2,500              *
Derwin & Donna Harper                          15,768                         15,768                  15,768              *
Steve & Leslie Hatch                            5,000                          5,000                   5,000              *
John Robert Heap                               14,100                         14,100                  14,100              *
Theo J. & Gloria J. Heap                        2,500                          2,500                   2,500              *
Joe A. & Kimberly B. Hernandez                  1,000                          1,000                   1,000              *
John R. Hoopes                                  2,250                          2,250                   2,250              *
Deron Brent Horne                               5,000                          5,000                   5,000              *
Dona Hornstein                                  5,000                          5,000                   5,000              *
Timothy R. Huseman                             10,000                         10,000                  10,000              *
Adam & Wendy Hutton                             2,500                          2,500                   2,500              *
 HWSW Family Partnership, LTD                   4,000                          4,000                   4,000              *
 Investments Unlimited                            500                            500                     500              *
Russell F. James II                             3,250                          3,250                   3,250              *
Frederick J. Jarosz                             4,000                          4,000                   4,000              *
Rachel John                                       600                            600                     600              *
Lawrence Johnson                               40,000                         40,000                  40,000              *
Robert C. Johnson, Sr.                          1,000                          1,000                   1,000              *




====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


James C. Joyce                                  2,000                          2,000                   2,000              *
Tim & Judith A. Kelly                          30,000                         30,000                  30,000              *
Steve Kerr                                     50,000                         50,000                  50,000              *
Fred C. Krause                                  2,000                          2,000                   2,000              *
Sheldon R. Kroner, Jr.                         56,500                         56,500                  56,500              *
Victor Russell Lanzotti                        20,000                         20,000                  20,000              *
Wade Lee                                        2,500                          2,500                   2,500              *
Edward Lee                                      1,000                          1,000                   1,000              *
Mark Letel                                        500                            500                     500              *
Richard D. & Karen K. Lincoln                   5,000                          5,000                   5,000              *
Harry J.H. Lindgren                             1,000                          1,000                   1,000              *
Teri S. Litwiller                               2,000                          2,000                   2,000              *
Jeffrey L. Loftus                               1,000                          1,000                   1,000              *
Diego Lopez                                     1,000                          1,000                   1,000              *
Adam Love                                       5,000                          5,000                   5,000              *
David A. & Staci E. Loyd                        8,000                          8,000                   8,000              *
James J.  Lutz                                  1,500                          1,500                   1,500              *
Mark W. & Jenny L Mabry                        20,000                         20,000                  20,000              *
Bhikkhu T. & Diane Mahinda                     20,000                         20,000                  20,000              *
J. Scott Malone                                 2,000                          2,000                   2,000              *
Martin Manriquez                                2,500                          2,500                   2,500              *
Celeste L. Manriquez                            2,500                          2,500                   2,500              *
Sharla L. Marrott                               1,000                          1,000                   1,000              *
Trevor Dwayne Marrott                           1,600                          1,600                   1,600              *
Heather Marrott                                30,900                         30,900                  30,900              *
Jesse John Marrott                              1,000                          1,000                   1,000              *
Rachel Lylene Lokelani Marrott                  1,000                          1,000                   1,000              *
Zachary Todd Marrott                            1,000                          1,000                   1,000              *
Nathan Lee McLaws                               2,750                          2,750                   2,750              *
Jeremy D. Mecham                                5,000                          5,000                   5,000              *
Mary Mendel                                     1,000                          1,000                   1,000              *
Greg Mendel                                     1,000                          1,000                   1,000              *
Steve & Jonene Middleton                          500                            500                     500              *
Phillip & Dolly Miller                            500                            500                     500              *
Roger L. & Lesley M. Miller                     6,100                          6,100                   6,100              *
Bradley R. & Clarissa C. Myers                  1,000                          1,000                   1,000              *
Sidney T. Myers                                50,000                         50,000                  50,000              *
Revy Leora Neely                               10,000                         10,000                  10,000              *
Paula J. Neely                                  2,500                          2,500                   2,500              *
John A. & Lori Ann Nelson                       1,500                          1,500                   1,500              *
Donald L. Nelson                               10,000                         10,000                  10,000              *
Trevor William & Lauralee Arnold Newby            500                            500                     500              *
Justin Alfred & Alisha Anne Newman              1,000                          1,000                   1,000              *



====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


Denis Ng                                        5,000                          5,000                   5,000              *
James Charles O'Brien III                         750                            750                     750              *
 Orion Medical Supply                         100,000                        100,000                 100,000              *
Scott G. Ormond                                 1,000                          1,000                   1,000              *
Miriam & Joseph Oswald                            500                            500                     500              *
Philip R. Ott                                  30,000                         30,000                  30,000              *
Earl J. & RaQuelle Owens                        1,500                          1,500                   1,500              *
Kevin Earl & Jennifer Boblett Owens             2,000                          2,000                   2,000              *
Dalton Robert Owens, Jr.                        4,000                          4,000                   4,000              *
 Pacific Rim Bancorp                           25,000                         25,000                  25,000              *
 Paragon Management                           389,000                        389,000                 389,400              *
Perry Paraskevas                                  500                            500                     500              *
Lyle F. & JoAnn Parks                           2,400                          2,400                   2,400              *
David C. & Tawna J. Petersen                   10,000                         10,000                  10,000              *
William A. Phillips, Jr.                        6,000                          6,000                   6,000              *
Steve Poorman                                   2,000                          2,000                   2,000              *
Donna Jean Porter                               2,100                          2,100                   2,100              *
 Prominent Development                        125,000                        125,000                 125,000              *
Rudy Quesada                                    1,000                          1,000                   1,000              *
Dave & Lana Rasmussen                           4,600                          4,600                   4,600              *
Frank Rebarber                                  2,500                          2,500                   2,500              *
Steven Robert Reynolds                          2,100                          2,100                   2,100              *
Montie M. & Sally J.  Reynolds                 10,000                         10,000                  10,000              *
Teresa Richard                                  1,000                          1,000                   1,000              *
R. Norton & Ann R.  Richards                   15,000                         15,000                  15,000              *
Jim E. & Cynthia A. Rives                      10,000                         10,000                  10,000              *
Thomas Neil Rooke                              10,000                         10,000                  10,000              *
Joseph Victor Saccaro                           3,000                          3,000                   3,000              *
Tony Lee Saccaro                                1,000                          1,000                   1,000              *
 Sensational Sound                             23,000                         23,000                  23,000              *
Javaid I. Sheikh                               10,000                         10,000                  10,000              *
Ann Cytree Shomidie                             5,000                          5,000                   5,000              *
Joseph R. & E. Susan Shook JTWROS               2,500                          2,500                   2,500              *
Robert Elias Simon, Jr.                         1,000                          1,000                   1,000              *
Nelsen D. Simonsen                              1,000                          1,000                   1,000              *
David W. Skeen                                  2,750                          2,750                   2,750              *
Michael W. Menasco & Susan K. Slaughter           500                            500                     500              *
Ronald Kay Smith                              412,200                        412,200                 412,200              *
Kristi Kae Smith                                1,000                          1,000                   1,000              *
Dustin E. Smith                                   500                            500                     500              *
Jerome C. Smith                                50,000                         50,000                  50,000              *
Steven Mark Smith                               3,000                          3,000                   3,000              *



====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================

Michael & Eileen Smith JTROS                   30,000                         30,000                  30,000              *
Fred Spangler, Jr.                              1,000                          1,000                   1,000              *
Frank P. & Connie L. Staben                   100,000                        100,000                 100,000              *
Timothy Patrick Starkey                         2,000                          2,000                   2,000              *
 Stephen R & Donna D. Meyers Family Trust      10,000                         10,000                  10,000              *
Zelda I. Stephens                               1,000                          1,000                   1,000              *
Blake Robert Stephens                           9,000                          9,000                   9,000              *
John L. Stich                                   5,000                          5,000                   5,000              *
Mark A. & Shanna J. Stich                       1,000                          1,000                   1,000              *
Romano Stulic                                   5,000                          5,000                   5,000              *
Superfly Financial                              5,000                          5,000                   5,000              *
Peter Matthew Sweeney                             600                            600                     600              *
 Technology Partners 1, LLC                   160,000                        160,000                 160,000              *
Travis Tenney                                  10,000                         10,000                  10,000              *
Kalee Tenney                                    2,000                          2,000                   2,000              *
 The CAPPS Trust                               50,000                         50,000                  50,000              *
 The David G & Sandra L. Decker Family
Trust                                          10,000                         10,000                  10,000              *
G. Bryan Thomas                                49,500                         49,500                  49,500              *
 Thomas E. Richards Trust                       6,000                          6,000                   6,000              *
Bill Thompson                                   3,000                          3,000                   3,000              *
Harry W. & Mary K. Tierney                      1,000                          1,000                   1,000              *
Justin Uhd                                        200                            200                     200              *
Brandi & Matthew Vanderwalker                     250                            250                     250              *
Robert L. Vernam                                1,000                          1,000                   1,000              *
Marlene Victor                                  2,000                          2,000                   2,000              *
 Victor & Hall, LLC                            15,000                         15,000                  15,000              *
Steven Wald                                     5,000                          5,000                   5,000              *
F. Todd Warner                                 25,000                         25,000                  25,000              *
H. Craig & Martha P. Watson                    12,500                         12,500                  12,500              *
Elizabeth Weaver                                  500                            500                     500              *
Bruce E. & Vicki Pauline Westover             300,000                        300,000                 300,000              *
Joseph Erickson Westover                        1,500                          1,500                   1,500              *
Danny White                                     5,000                          5,000                   5,000              *
Wilford P. White                               30,000                         30,000                  30,000              *
Wilford D. & Jolynn White                      30,000                         30,000                  30,000              *
Chad White                                      2,500                          2,500                   2,500              *
Murray R. & Susan B. White II                   5,000                          5,000                   5,000              *
Duane R. & Ranona Wiehl                         5,000                          5,000                   5,000              *
Frederick Bryan & Ila H. Wilberg                2,000                          2,000                   2,000              *
 William L. Richards Trust                      6,000                          6,000                   6,000              *
Lavanda R. Williams                             1,500                          1,500                   1,500              *
Ronald A. Willis                               17,175                         17,175                  17,175              *



====================================================================================================================================
                (1)                                (2)                             (3)                             (4)
====================================================================================================================================
                                          AMOUNT OF SHARES OF              NUMBERS OF COMMON SHARES      NUMBER OF SHARES OF COMMON
                                              COMMON STOCK                   OFFERED BY SELLING       STOCK OWNED AFTER THE OFFERING
  NAME OF BENEFICIAL OWNER                OWNED BEFORE OFFERING                SHAREHOLDERS            NUMBER          PERCENTAGE
====================================================================================================================================


Keevin L. Willis                                8,100                          8,100                   8,100              *
Mark A. Willis                                 16,325                         16,325                  16,325              *
 Witan, LTD                                   100,000                        100,000                 100,000              *
John David Wright                               3,000                          3,000                   3,000              *

SELLING SHAREHOLDERS RECEIVING COMMON SHARES AS A RESULT OF CONTRACTUAL RIGHTS, WARRANTS, OR OPTIONS.


Millennium Capital                          1,500,000                      1,500,000           1,500,000                 8%
Todd Moore                                  1,000,000                      1,000,000           1,000,000                 5%
J. Brian Morrison                             500,000                        500,000             500,000                 *
Bourns, Inc.                                   60,000                         60,000              60,000                 *

SELLING SHAREHOLDER THAT RECEIVED SHARES OF COMMON STOCK BY CONVERSION OF PROMISSARY NOTES PRIVATELY PLACED

Robert W. Bruns                            12,163,893                      2,002,523          12,163,893                63%

SELLING SHAREHOLDERS THAT PURCHASED SHARES FROM CRYOCON

Prominent Development                          25,000                         25,000              25,000                 *
Revy L. Neely                                  37,500                         37,500              37,500                 *
Frederick H. Ashby                             50,000                         23,000              23,000                 *
The Capps Trust                                12,500                         12,500              12,500                 *
Anessa Alderman                                   600                            600                 600                 *
Richard E. Rhodes                               5,000                          5,000               5,000                 *
Sheldon Fisher                                  7,500                          7,500               7,500                 *
William A. Phillips                             1,000                          1,000               1,000                 *


         Robert W. Brunson is the founder, former president and Chief Executive Officer of Cryocon, Inc. Mr. Brunson is currently President of Cryocon's Intellectual Property Division. Mr. Brunson is the beneficial holder of 12,163,893 shares of Cryocon's common stock (including shares registered in this Prospectus). His wife, Debra L. Brunson owns 500,000 shares of Cryocon's stock. The shares registered in this prospectus are 2,002,523 shares Mr. Brunson received upon conversion of a debenture in the principal amount of $50,000.00. Mr. Brunson owns 63% of the Cryocon's issued and outstanding shares of common stock.

         J. Brian Morrison is President and Chief Executive Officer, and Chairman of Cryocon, Inc. Mr. Morrison has options and warrants on 750,000 shares of Cryocon's common stock (including the shares registered in this Prospectus). 250,000 option shares vest over time with 100,000 vesting January 2, 2001, 75,000 shares vesting January 2, 2002, and 75,000 shares vesting January 2, 2003. Assuming the exercise of all his options and warrants, Mr. Morrison owns 3.88% of Cryocon's issued and outstanding shares of common stock.

          Material Changes

         Material changes, which have occurred since the end of the latest fiscal year, are set forth in the information statement filed pursuant to
Section 14(f) of the securities Exchange Act, the statements on form 8-K filed on August 18, 2000, September 25, 2000 and October 16, 2000, and on form 10QSB filed on November 14, 2000, and each is incorporated by reference under item 12 below. The transaction described in the filing has now been consummated.


Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

         On September 21, 2000, a majority of Cryocon's shareholders ratified a Board of Directors resolution, on August 17, 2000, selecting H J & Associates as independent public accountants to audit the Cryocon's books, records and accounts and those of its subsidiary for the year 2000. Larry O'Donnell, CPA, PC, Aurora, Colorado audited Cryocon's consolidated financial statements during fiscal year ending March 31, 2000. Cryocon filed a form 8-K with the Securities and Exchange Commission on September 21, 2000, notifying the shareholders of the change. Larry O'Donnell, CPA provided a letter agreeing to the facts and circumstances regarding the change.

                             Additional Information

         Additional information regarding Cryocon and the shares offered hereby is contained in the Registration Statement on Form SB-2 and the exhibits thereto filed with the Commission under the Securities Act of 1933, as amended. We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of the materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may call the SEC at 1-800-732-0330 for further information on the operation of the public reference rooms. You also can request copies of the documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, or obtain copies of the documents from the SEC's web site at http://www.sec.gov. The reports, proxy statements and other information concerning us can also be inspected at the offices of the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc., at 1735 K Street, NW, Washington, DC 20006-1500, (202) 738-8000.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the SEC automatically will update and supersede the information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These documents contain important business information about our company and its financial condition.

         o Cryocon's (under its former name, "Iso Block Products, USA") latest annual report on Form 10-KSB filed pursuant to the requirements of the Securities Exchange Act of 1934 for Iso Block's latest fiscal year;

         o All other reports filed pursuant to the Securities Exchange Act of 1934 filed since the end of Cryocon's last fiscal year covered by the annual report referred to in the bullet point immediately preceding;

         o The Information Statement filed pursuant to Section 14(F) of the Securities Exchange Act of 1934 and Rule 14(F-1) thereunder, which statement was filed on or about July 21, 2000.

         o All documents subsequently filed by Cryocon's pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering described in this prospectus are hereby deemed to be incorporated by reference into this prospectus.

         Cryocon will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. Cryocon will provide this information upon written or oral request and at no cost to the requester. All requests for the information shall be directed to James M. Retallick, Cryocon, Inc., 2250 North 1500 West, Ogden, UT 84404, (801) 395-2796.

         Cryocon files all documents with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 including annual statements on Form 10-KSB, quarter statements on Form 10-QSB, statements on Form 8-K as required and all other required filings. The public may read and copy any materials Cryocon files with the Securities and Exchange Commission at the Security and Exchange Commission Public Reference Room at 450 5th Street, N.W.,Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet site that contains reports, proxy, and Information Statements, and other information regarding Cryocon. The address of that site is http:\\www.sec.gov. Cryocon also has an internet site at http:\\www.cryocon.org.


       Disclosure of Commission Position on Indemnification for Securities
                                Act Liabilities

         Cryocon's indemnification policy covering officers and directors, as contained in the by-laws, provides that Cryocon may indemnify at its discretion any officer or director for costs reasonably incurred in connection with civil, criminal, administrative and investigative proceedings if he or she acted in good faith, whether brought by or in the right of Cryocon or not; provided that if a proceeding is brought by or on behalf of Cryocon and the officer or director is adjudged to be liable, then no indemnification shall be made with respect thereto; and provided further that no indemnification shall be paid if it has been determined that under the circumstances such officer or director did not meet the standard of conduct relevant to the proceeding. Cryocon may advance costs to an officer or director in connection with proceedings against an him or her as long as he or she undertakes to repay if it is determined that he or she is not entitled to the indemnification. Cryocon may purchase indemnification insurance for officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 24 Indemnification of Directors and Officers.

         Article Seven of Cryocon's Certificate of Incorporation authorizes Cryocon to indemnify any current or former director, officer, employee, or agent of Cryocon, or a person serving in a similar post in another organization at the request of Cryocon, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Colorado Business Corporation Act, public policy or other applicable law. Sections 7-109-103 and 7-109-107 of the Colorado Business Corporation Act authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit the indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 25. Other Expenses of Issuance and Distribution.

         It is estimated that the expenses incurred in connection with distribution of the shares of Common Stock offered hereby will be as follows:

                                                           Amount Payable
Item                                                         by Company

SEC Registration Fee                                           8,666.00

Printing and Engraving                                         5,000.00

Legal Fees and Expenses                                       15,000.00

Accounting Fees and Expenses                                   2,500.00

Fees and Expenses for Qualification                            5,500.00
under State Securities Laws

Transfer Agent Fees and Expenses                              10,020.00

Miscellaneous                                                    750.00

Total                                                         47,466.00


ITEM 26.   Recent Sales Of Unregistered Securities

         The Company has sold the following securities that were not registered under the Securities Act of 1933.

         On August 14, 2000, ISO Block (the predecessor to Cryocon) acquired all of the issued and outstanding shares of Cryocon Utah, and issued 44,000,000 restricted shares of its common stock as consideration to the eleven (11) shareholders of Cryocon Utah. In exchange, the Cryocon Utah shareholders gave ISO Block their 11,000,000 shares previously held in Cryocon Utah. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. To Cryocon's knowledge, the shareholders received a variety of financial and other information about ISO Block in connection with the shareholders' due diligence. No public solicitation or general advertising was done in connection with this sale. ISO Block did not pay commissions in connection with this transaction.

         On August 14, 2000, ISO Block (the predecessor to Cryocon) assumed the obligation of a convertible debenture issued by Cryocon Utah to Paragon Venture Fund I, an Illinois Limited Liability Company, on January 15, 2000. Upon assuming the obligation of the convertible debenture, ISO Block agreed to issue its shares of common stock to Paragon Venture Fund I upon conversion of the debenture. Paragon Venture Fund I purchased the debenture, from Cryocon Utah, with principal in the amount of $28,800. Cryocon Utah's sale of the convertible debenture was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon Utah, and later about ISO Block, Inc., in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Neither ISO Block nor Cryocon Utah paid any fees or commissions in connection with this sale.

         On August 14, 2000, ISO Block (the predecessor to Cryocon) assumed the obligation of a convertible debenture issued by Cryocon Utah to Paragon Venture Fund II, an Illinois Limited Liability Company, on February 15, 2000. Upon assuming the obligation of the convertible debenture, ISO Block agreed to issue its shares of common stock to Paragon Venture Fund II upon conversion of the debenture. Paragon Venture Fund II purchased the debenture, from Cryocon Utah, with principal in the amount of $647,300. Cryocon Utah's sale of the convertible debenture was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon Utah, and later ISO Block, Inc., in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Neither ISO Block nor Cryocon Utah paid any fees or commissions in connection with this sale.

         On August 14, 2000, ISO Block (the predecessor to Cryocon) assumed the obligation of a convertible debenture issued by Cryocon Utah to Paragon Venture Fund III, an Illinois Limited Liability Company, on March 15, 2000. Upon assuming the obligation of the convertible debenture, ISO Block agreed to issue its shares of common stock to Paragon Venture Fund III upon conversion of the debenture. Paragon Venture Fund III purchased the debenture, from Cryocon Utah, with principal in the amount of $1,404,437. Cryocon Utah's sale of the convertible debenture was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon Utah, and later ISO Block, Inc., in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Neither ISO Block nor Cryocon Utah paid any fees or commissions in connection with this sale.

         On August 14, 2000, ISO Block (the predecessor to Cryocon) assumed the obligation of a convertible debenture issued by Cryocon Utah to Paragon Venture Fund IV, an Illinois Limited Liability Company, on April 15, 2000. Upon assuming the obligation of the convertible debenture, ISO Block agreed to issue its shares of common stock to Paragon Venture Fund IV upon conversion of the debenture. Paragon Venture Fund IV purchased the debenture, from Cryocon Utah, with principal in the amount of $475,000. Cryocon Utah's sale of the convertible debenture was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon Utah, and later ISO Block, Inc., in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Neither ISO Block nor Cryocon Utah paid any fees or commissions in connection with this sale.

         On September 15, 2000, Cryocon issued a convertible debenture to Paragon Venture Fund V, an Illinois Limited Liability Company. Paragon Venture Fund V purchased the debenture, from Cryocon, with principal in the amount of $1,564,000. Cryocon Utah's sale of the convertible debenture was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon Utah did not pay any fees or commissions in connection with this sale.

         On November 3, 2000, Cryocon issued 2,880,000 shares of common stock to Paragon Venture Fund I, after receiving a notice of conversion of the denture issued to Paragon Venture Fund I. Cryocon issuance of the common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

         On November 3, 2000, Cryocon issued 1,294,000 shares of common stock to Paragon Venture Fund II, after receiving a notice of conversion of the denture issued to Paragon Venture Fund II. Cryocon issuance of the common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

         On November 3, 2000, Cryocon issued 1,355,437 shares of common stock to Paragon Venture Fund III, after receiving a notice of conversion of the denture issued to Paragon Venture Fund III. Cryocon issuance of the common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

         On November 3, 2000, Cryocon issued 237,500 shares of common stock to Paragon Venture IV, after receiving a notice of conversion, after receiving a notice of conversion of the denture issued to Paragon Venture Fund IV. Cryocon issuance of the common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

         On January 27, 2001, Cryocon issued 712,118 shares of common stock to Paragon Venture V, after receiving a notice of conversion of the denture issued to Paragon Venture Fund V. Cryocon issuance of the common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, the management of the investor was sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

         On October 4, 2000, Cryocon issued an option to purchase 30,000 restricted shares of Cryocon's common stock to a former employee. The right to exercise the option to purchase 5,000 of the 30,000 shares of common stock vests each quarter, beginning the quarter ending December 31, 2000. The exercise price per share is $1.00. The former employee has not exercised any of the options to purchase any shares of the common stock. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under
Section 4(2) of the Securities Act. The former employee had access to the Company's reports filed pursuant to the Exchange Act, and was familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

         On October 6, 2000, Cryocon issued an option to Bourns, Inc. granting Bourns the right to purchase 30,000 shares of Cryocon's common stock at the price of $1.00 per share. The options were issued in consideration of Bourn granting an extension of the closing date for the purchase of real estate that Cryocon was purchasing from Bourn. Cryocon did not receive any cash proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under
Section 4(2) of the Securities Act. To Cryocon's knowledge, the management of the investor is sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

         On December 15, 2000, Cryocon issued an option to Bourns, Inc. granting Bourns the right to purchase 30,000 shares of Cryocon's common stock at the price of $1.00 per share. The options were issued in consideration of Bourn granting an extension of the closing date for the purchase of real estate that Cryocon was purchasing from Bourn. Cryocon did not receive any cash proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under
Section 4(2) of the Securities Act. To Cryocon's knowledge, the management of the investor is sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this issuance.

         On December 15, 2000, Cryocon granted options to purchase 15,392 restricted shares of Cryocon's common stock to 9 former employees. The former employees have the right to pay the exercise price of $1.50 per share, or to utilize a "cashless" method to exercise of their options. Cryocon did not receive any proceeds from the issuance of the options, but will receive proceeds upon the exercise of the options, if the former employees elect to purchase the shares. One former employee has exercised his option pursuant to the "cashless" exercise method. Cryocon issued 1,670 shares of common stock pursuant to the former employee's cashless exercise. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. The former employees have access to the Company's reports filed pursuant to the Exchange Act, and are familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

         On December 17, 2000, Cryocon issued an option on 250,000 shares of common stock to J. Brain Morrison in connection with his position as a board member with Cryocon. The option shares vest in the amount of 100,000 shares on January 2, 2001; 75,000 shares on January 2, 2002; and 75,000 on January 2, 2003. There is no exercise price. Cryocon will not receive any cash proceeds from the issuance the common stock. The shares will be issued pursuant to an exemption from registration under Section 4 (2) of the Securities Act. Mr. Morrison has access to the Company's reports filed pursuant to the Exchange Act and is familiar with Cryocon's operations and financial positions. Cryocon did not pay any fees or commissions in connection with this issuance.

         On December 20, 2000, Cryocon issued an option to Mr. Todd Moore granting Mr. Moore the right to purchase 1,000,000 shares of Cryocon's common stock at the price of $0.10 per share. Cryocon did not receive any proceeds from the issuance of the option, but will receive proceeds upon the exercise of the options. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under
Section 4(2) of the Securities Act. To Cryocon's knowledge, Mr. Moore is sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with his due diligence, and Mr. Moore has had and continues to have access to the Company's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

         On January 12, 2001, Cryocon issued warrants to 327 of its shareholders to purchase up to 3,714,585 shares of Cryocon's common stock. The exercise price for the warrants is eighty (80%) percent of the market price of Cryocon's common stock on the day immediately prior to the day that the shareholders elect to exercise their warrants, with a minimum exercise price of $2.00 dollars per share. The warrants were issued as a dividend to Cryocon's shareholders without cost or consideration from the shareholders, and not issued for value. The issuance of the Warrants, therefore, was exempt from the registration. The shares to be issued pursuant to the exercise of the warrants were not to be issuable until the effective date of the registration statement original filed February 9, 2001. Cryocon intends to issue new warrants in exchange for the warrants currently issued to its shareholders. The new warrants and common stock issuable upon their exercise are being registered pursuant to this registration statement. Cryocon did not pay any fees or commissions in connection with this issuance.

         Pursuant to a written agreement between Cryocon and J. Brain Morrison, executed on February 1, 2001, Cryocon issued an option to Mr. Morrison to purchase up to 500,000 shares of Cryocon's common stock at the price of $0.10 per share. Cryocon did not receive any proceeds from the issuance of the option, but will receive proceeds upon the exercise of the options. The option and the shares of common stock to be issued upon the exercise of the option are issued pursuant an exemption from registration under Section 4(2) of the Securities Act. To Cryocon's knowledge, Mr. Morrison is sophisticated in financial investments and received a variety of financial and other information about Cryocon, in connection with his due diligence, and Mr. Morrison has had and continues to have access to the Company's reports filed pursuant to the Exchange Act, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

         On February 1, 2001, Cryocon issued 300,000 restricted shares of common stock to Citizen Asia Pacific, Ltd, as consideration for Citizen Asia Pacific's services as consultants. The shares were issued pursuant to an exemption from registration under Section 4 (2) of the Securities Act. To Cryocon's knowledge, Asia Pacific's management is sophisticated in financial investments and received a variety of financial and other information about Cryocon, and has had, and continues to have, access to the Company's reports filed pursuant to the Exchange ct, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

         On March 2, 2001, Cryocon agreed to issue an additional 300,000 shares of restricted common stock to Citizen Asia Pacific, Ltd, as consideration for Citizen Asia Pacific's services as consultants. The shares will be issued increments of 100,000 shares. The first increment was issued on March 2, 2001. The shares were issued pursuant to an exemption from registration under Section 4 (2) of the Securities Act. To Cryocon's knowledge, Asia Pacific's management is sophisticated in financial investments and received a variety of financial and other information about Cryocon, and has had, and continues to have, access to the Company's reports filed pursuant to the Exchange ct, and is familiar with Cryocon's operations and financial condition. Cryocon did not pay any fees or commissions in connection with this issuance.

         On February 16, 2001, Cryocon entered into a written agreement with Millennium Capital, granting Millennium the right to purchase 1,500,000 shares of Cryocon's common stock. Millennium's purchase price per share is eighty percent (80%) of the market price for Cryocon's common stock on the business day immediately prior to the day that Millennium purchases the shares. The sale of shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, management of the investor is sophisticated in financial investments and received a variety of financial and other information about Cryocon in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this sale.

         From February 16, 2001 to March 1, 2001, Cryocon sold 126,000 restricted shares of common stock to five of its current shareholders at the price of $2.00 per share. Cryocon received $252,000 in gross proceeds from the sale of the restricted shares. The sale of shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. As a shareholder prior to the investment, the investor had received the Company's reports filed pursuant to the Exchange Act, and was familiar with Cryocon's operations and financial condition. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this sale.

         From February 16, 2001 to March 1, 2001, Cryocon sold 126,000 restricted shares of common stock to three shareholders at the price of $2.00 per share. Cryocon received $26,200 in gross proceeds from the sale of the restricted shares. The sale of shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. To Cryocon's knowledge, management of the investor is sophisticated in financial investments and received a variety of financial and other information about Cryocon in connection with its due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay any fees or commissions in connection with this sale

         On April 10, 2001, Cryocon acquired all of the issued and outstanding shares of XTool, Inc. and issued 250,000 shares of restricted common stock as consideration to the four (4) shareholders of XTool. In exchange, the XTool's shareholders gave Cryocon their shares previously held in XTool. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act. To Cryocon's knowledge, the shareholders received a variety of financial and other information about Cryocon in connection with the shareholders' due diligence. No public solicitation or general advertising was done in connection with this sale. Cryocon did not pay commissions in connection with this transaction.

Item 27. Exhibits.

         (a) Exhibits. The following exhibits are filed with this report, except those indicated as having previously been filed with the Securities and Exchange Commission and which are incorporated by reference to another report, registration statement or form. Cryocon will furnish any exhibit indicated in the list below as filed with this report (not incorporated by reference) upon payment to Cryocon of its expenses in furnishing the information upon the request of any Shareholder of Record.

2.0      Plan of Acquisition, Reorganization, Arrangement, Liquidation or
         Succession

         2.1 Agreement and Plan of Reorganization dated April 25, 2000 (incorporated by reference to Exhibit 2.1 to Form 8-K dated August 18, 2000)

3.0      Articles and Bylaws

         3.1 Articles of Incorporation of Cryocon (incorporated by reference to Exhibit 3.1 to registration statement on Form S-8 of Champion Computer Rentals, Inc., file no. 33-23257-D)

3.2      Bylaws of Cryocon (incorporated by reference to Exhibit on Form 10-KSB for fiscal year ended 1993).

         3.3 Certificate of Amendment and Restatement to Articles of Incorporation (incorporated by reference to Exhibit 3.4 to Form 8-K dated February 10, 1994).

         3.4 Certificate of Amendment to Articles of Incorporation, changing Cryocon's name to Iso-Block Products USA, Inc.(incorporated by reference to Exhibit 2(c) to registration statement on Form 8-A, file no. 0-25810).

         3.5 Certificate of Amendment to Articles of Incorporation, changing the company's name to Cryocon, Inc., authorizing a four to one reverse split, authorizing the increase of capital stock to 50,000,000 shares of common stock, and ratifying the change of auditors to HJ & Associates of Salt Lake City, Utah. (Incorporated by reference to Exhibit 3.6 to the 10-QSB, filed November 14, 2000.)

4.0      Instruments Defining the Rights of Security Rights

         4.1(1) Convertible Debenture Due January 3, 2003 between Cryocon, Inc. and Robert Brunson in the Principal Amount of $50,000.00.

         4.2(1) Convertible Debenture Due February 1, 2003 between Cryocon, Inc. and Paragon Venture Fund LLC in the Principal Amount of $28,800.00.

         4.3(1) Convertible Debenture Due February 1, 2003 between Cryocon, Inc. and Paragon Venture Fund LLC in the Principal Amount of $647,300.00.

         4.4(1) Convertible Debenture Due February 1, 2003 between Cryocon, Inc. and Paragon Venture Fund LLC in the Principal Amount of $1,404,473.00.

         4.5(1) Convertible Debenture Due February 1, 2003 between Cryocon, Inc. and Paragon Venture Fund LLC in the Principal Amount of $475,000.00.

         4.6(1) Convertible Debenture Due February 1, 2003 between Cryocon, Inc. and Paragon Venture Fund LLC in the Principal Amount of $1,564,236.00.

         4.7(1)   Warrant Issuance to Todd Moore.

         4.8(1)   Warrant Issuance to Bourns, Inc.

         4.9(1)   Warrant Issuance to J. Brian Morrison

         4.10(2) Common Stock Purchase Agreement Millennium Capital Partners, L.L.C.

         4.11(2)  Sample Form of Warrant to be issued to Cryocon's shareholders

5.0      Opinion re Legality

         5.1 and 23.01(2)  Letter of opinion, including consent of
                           Marcus Sanders, Attorney and Counselor at Law, regarding legality of common stock to be issued pursuant to options granted under the Plan.

10.0     Material Contracts

         10.1(2)  XTool, Inc. Acquisition Contract

13.0     Annual or Quarterly Reports

         13.1(2) Form 10-KSB, Annual Report for Fiscal Year ending March 31, 2000, filed May 15, 2000, as Amended August 23, 2000, (incorporated by reference.)

         13.2(2) Form 10-QSB, Quarterly Report for period ending September 30, 2000, f filed November 14, 2000, (incorporated by reference.)

         13.3(2) Form 10-QSB, Quarterly Report for period ending December 31, 2000, filed February 14, 2000, (incorporated by reference.)

16.0(2)           Letter on Change in Certifying Account

22.0(2)           Subsidiaries of Registrant

23.0(1)  Consent of experts and counsel

         23.02 Consent of H.J.& Associates, independent certified public accountants

         23.03 Consent of Larry O'Donnell, CPA, PC, and independent certified public accountant for the fiscal year end March 31, 2000.

24.0    Power of Attorney

         24.01    Power of Attorney (See Signature Page)

-------------

         (1) These Exhibits were included with the Form S-3 filed February 9, 2001 and are incorporated herewith.

         (2) These Exhibits are new to this Amendment and are attached herewith.


Item 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.



SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the date below.

DATED:  April 13, 2001               Cryocon, INC.


                                      By:           /s/
                                      ------------------------------------------
                                      J. Brian Morrison, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Brunson, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

         /S/
________________________   CHAIRMAN/CHIEF EXECUTIVE OFFICER       April 13, 2001
J. BRIAN MORRISON

         /S/
________________________   CHIEF FINANCIAL OFFICER                April 13, 2001
VAUGHAN DRIGGS

         /S/
________________________   DIRECTOR                               April 13, 2001
LYNDELL PARKS

         /S/
________________________   DIRECTOR                               April 13, 2001
STERLING REDFERN

         /S/
________________________   DIRECTOR/SECRETARY                     April 13, 2001
JAMES S. CUNDIFF

INDEX TO FINANCIAL STATEMENTS

Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . . F-1

Consolidated Balance Sheets as of March 31, 2000 . . . . . . . . . . . . . . F-2

Consolidated Statement of Operations as of March 31, 1999 and 2000  . . . . .F-3

Consolidated Comparative Statement of Stockholder's Equity for Years
Ended March 31, 1999 and 2000 . . . . . . . . . . . . . . . . . . . . . . . .F-4

Statement of Cash Flows for the Years Ended March 31, 1999 and 2000 . . . . .F-5

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .F-6

Consolidated Balance Sheet as of December 31, 2000 (unaudited) . . . . . . . F-9

Consolidated Statements of Operations for the Three and Nine Months
ended December 31, 1999 and 2000 (unaudited) . . . . . . . . . . . . . . . .F-10

Consolidated Statement of Cash Flows for the Three and Nine Months
ended December 31, 1999 and 2000 (unaudited) . . . . . . . . .. . . . . . . F-11

Notes to Financial Statements (unaudited). . . . . . . . . . . . . . . . . .F-12

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
ISO BLOCK PRODUCTS USA, INC.


I have audited the accompanying balance sheets of ISO Block Products USA Inc., as of March 31, 2000 and 1999 and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basic for my opinion.

In my opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of ISO Block Products USA, Inc., at March 31, 2000 and 1999 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Larry O'Donnell, CPA, PC
----------------------------
Larry O'Donnell, CPA, PC
April 28, 2000
Aurora, Colorado

                          ISO BLOCK PRODUCTS USA, INC.
                     CONSOLIDATED COMPARATIVE BALANCE SHEET

                                     ASSETS

                                                            March 31,
Current Assets                                       2000               1999
--------------                                       ----               ----
Cash                                              $       458       $     5,135
Mortgage receivable                                    16,200            16,200
Inventory-work in progress                               --              34,540
                                                  -----------       -----------
   Total Current Assets                                16,658            55,875

Property & Equipment
--------------------
Office equipment                                         --               9,071
Vehicle                                                  --              14,273
Less: accumulated depreciation                           --              (4,333)
                                                  -----------       -----------
   Net Property & equipment                              --              19,011


TOTAL ASSETS                                      $    16,658       $    74,886


                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
-------------------
Accounts payable                                       26,304            54,383
Notes payable                                            --             150,360
Accrued interest payable                                 --              26,304
                                                  -----------       -----------
   Total Current Liabilities                           26,304           231,047

Stockholders' Equity
--------------------
Preferred Stock, No Par Value,
   10,000,000 Shares Authorized,
   116,370 Shares Outstanding                         114,690           114,690
Common Stock, 50,000,000 Shares
   Authorized, 4,083,984 and
   4,041,484 Shares Outstanding,
   respectively                                     2,898,306         2,897,764
Contributed capital                                     4,225              --
Accumulated deficit                                (3,026,867)       (3,168,615)
                                                  -----------       -----------
   Total Stockholders' Equity                          (9,646)          156,161

TOTAL LIABILITIES &
   STOCKHOLDERS' EQUITY                                16,658            74,886


The accompanying notes are an integral part of these financial statements.

                          ISO BLOCK PRODUCTS USA, INC.
                            CONSOLIDATED COMPARATIVE
                             STATEMENT OF OPERATIONS

                                    March 31,
INCOME                                               2000               1999
------                                               ----               ----
Sales                                             $   118,460       $   286,000

Operating Expenses
------------------
Cost of Goods Sold                                     55,406           254,440
General and Administrative                              7,684            32,365
                                                  -----------       -----------
                                                       63,090           286,805
                                                  -----------       -----------

Income (Loss) From Operations                          55,370              (805)


Loss from operations of
   discontinued subsidiaries Other                        --           (307,301)
Gain on disposal of subsidiaries                       86,378              --
                                                  -----------       -----------

   Net Income (Loss)                              $   141,748       $  (308,106)

Earnings (Loss) Per Common Share                  $      0.04       $     (0.08)

Weighted Average Shares                             4,046,457         3,996,292



The accompanying notes are an integral part of these financial statements.

                                        ISO BLOCK PRODUCTS USA, INC.
                                   CONSOLIDATED COMPARATIVE STATEMENT OF
                                           STOCKHOLDERS' EQUITY


                          Preferred                    Common               Contr-       Accumu-
                            Stock                       Stock               ibuted        lated
                     Shares       Amount         Shares       Amount        Capital      Deficit          Total
                     ------       ------         ------       ------        -------      -------          -----

Balance at
March 31, 1998       116,370   $   114,690     3,854,730   $ 2,867,464          --     $(2,860,509)    $   121,645

Issue of
Common
Shares                                           186,754        30,300                                      30,300

Net (loss)
for Year                --            --            --            --            --        (308,106)       (308,106)

Balance at
March 31, 1999       116,370   $   114,690     4,041,484   $ 2,897,764          --     $(3,168,615)    $   156,161

Common
Stock
issued for
Services                                          42,500           542                                         542

Services
paid by
Officer                                                                        4,225                         4,225

Net income
for Year                --            --            --            --            --         141,748         141,748

Balance at
March 31, 2000       116,370   $   114,690     4,083,984   $ 2,898,306   $     4,225   $(3,026,867)    $    (9,646)




The accompanying notes are an integral part of these financial statements.

                          ISO BLOCK PRODUCTS USA, INC.
                            CONSOLIDATED COMPARATIVE
                             STATEMENT OF CASH FLOWS

                                                               March 31,
Cash Flow From Operating Activities                        2000          1999
-----------------------------------                        ----          ----
Net Income (loss)                                       $ 141,748     $(308,106)
    Depreciation                                              500         2,000
    Write down of investment franchise                       --         114,233
    Gain on discontinued operations                       (86,378)         --
    Services paid by officer                                4,225          --
    Common stock issued for expenses                          542        30,300
    (Increase) Decrease in:
    Accounts receivable- trade                               --         135,850
    Accounts receivable- officer                             --           2,000
    Inventory-work in process                              34,540       200,954
    Deposits                                                 --           2,551
    Increase (Decrease) in:
    Accounts payable                                          146       (26,998)
    Accrued interest-payable                                 --           8,117
                                                        ---------     ---------
         Net Cash Used in Operating
            Activities                                     95,323       160,901

Cash Flows From Financing Activities
------------------------------------
Proceeds From Notes Payable                                  --          24,300
Payments on Notes Payable                                (100,000)     (184,300)
                                                        ---------     ---------
   Net Cash Provided by (used in)
       Financing activities                              (100,000)     (160,000)

Net Increase (decrease) in Cash                            (4,677)          901

Cash-Beginning of Year                                  $   5,135     $   4,234

Cash-End of Year                                        $     458     $   5,135


Supplemental disclosure of cash flow information

Cash paid during the year for Interest                  $    --       $  16,101

Noncash investing and financing activities:
  Common stock issued for expenses                      $     542     $  30,300

  Service paid by capital contributions                 $   4,225     $    --


The accompanying notes are an integral part of these financial statements.

                          ISO Block Products USA, Inc.
                 Notes to the Consolidated Financial Statements
                   For the Years ended March 31, 2000 and 1999



NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Description

The Company was incorporated on April 28, 1986 under the laws of the State of Colorado under the name of Champion Computer Rentals, Inc. The Company's Articles of Incorporation were amended to change the name of the corporation to ISO Block Products USA, Inc. from Champion Computer Rentals, Inc. effective on September 21, 1994.

Franchising Operations

Effective January 24, 1997, ISO acquired 100% stock of Franchise Connection, Inc. and its wholly owned subsidiary Brilliant Marketing, Inc. The Acquisition was accounted for as a purchase by ISO and the accompanying financial statements present historical results of ISO and include Franchise Connection, Inc. and Brilliant Marketing, Inc. activities from the effective date of the acquisition.

Franchise Connection, Inc. was incorporated in Colorado in 1996 with headquarters in Denver, Colorado. The Company plans to form strategic partnerships with prospective or existing franchise operations (Franchisers) under which it will provide them with marketing and sales services plus business and legal services in return for an equity interests in, and/or a portion of their royalties. On August 31, 1999, the Company transferred all of its subsidiaries to a shareholder for relief of their debt.

Consolidation

The financial statements include the accounts of ISO and its wholly-owned subsidiaries Franchise Connection, Inc., Brilliant Marketing, Inc., and Magna Dry, Inc. All significant inter-company balances have been eliminated in consolidation.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of mortgages receivable.

The Company's mortgages receivable are concentrated in German real estate and are concentrated in a limited number of borrowers. The mortgages are from high quality entities and secured by high value real estate to limit the Company's exposure to concentrations of credit risk.

During 1998, the Company began foreclosure proceedings in Germany on most of its mortgages receivable. Although legal counsel handling the case for the Company believes that a favorable outcome will be reached, no one can say when or if all of the approximately $1,153,000 will be recovered. Therefore the Company has decided to treat the mortgages as bad debts until such time as the foreclosure has been settled.

Cash

All amounts are stated in U.S. dollars. For purposes of statement of cash flows, the Company considers all short term debt securities purchased with a maturity of three months on loss to be cash equivalents.

Property & Equipment

Property & equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets.

                          ISO Block Products USA, Inc.
                 Notes to the Consolidated Financial Statements
                   For the Years ended March 31, 2000 and 1999

Foreign Currency Translation

The functional currency for the Company's foreign operations is the applicable local currency. The translation of the applicable foreign currency into U.S. Dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses resulting from such translation are included in shareholders, equity.

Income (Loss) Per Common Stock

Income (loss) per common share is based upon the weighted average number of common shares outstanding during each period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results differ from those estimates.

NOTE 2. STOCKHOLDERS' EQUITY

Effective December 31, 1993, the Company adopted a 1993 Compensatory Stock Option Plan with 1,000,000 common shares reserved for issuance and a 1993 Employee Stock Compensation Plan with 500,000 common shares reserved for issuance. As of March 31, 2000, the Compensatory Stock Option Plan has 600,000 shares outstanding.

NOTE 3. NOTE RECEIVABLE -OFFICER

The Company loaned the President of the Company, Egin Bresnig, $2,000 The note bears interest at 6% per annum and was retired on March 1, 1999.

NOTE 4. INVENTORY WORK IN PROCESS

Inventory is recorded at cost, on a first-in, first-out basis. Inventory consists of lots and construction costs located in Broomfield, Colorado where the Company has constructed and sold one home.

NOTE 5. NOTES PAYABLE

The Company had notes payable with interest at 15% per annum payable to Mr. Hal Schavet. The notes were due upon completion of the house constructed by the Company in Broomfield, Colorado, The notes were secured by property and house. The balance outstanding at March 31, 1998 was $135,000. The note was retired during the year ended March 31, 1999.

On December 1, 1997 The Company executed a promissory note payable with interest at 3.5% per annum payable to Mr. Hal Schavet and Phillis Schavet. The Company commits to the payment of $50,000 of the first $125,000 received from the sale of any country, area or local Magna Dry franchises as principle payment. The Company also commits to the payment to the payee of 10% of the net proceeds received from the sale of any country, area or local Magna-Dry franchise until these payments total 20% or $20,000 which shall be designated as interest payments. After such event, the Promisor commits to the payment of 5% of the net proceeds received from the sale of any country area or local Magna-Dry franchise until these payments total 10% of $10,000 which shall be designated as interest payments. The note was due in full on November 30, 1998.

                          ISO Block Products USA, Inc.
                 Notes to the Consolidated Financial Statements
                   For the Years ended March 31, 2000 and 1999

The total principal outstanding at March 31, 1999 was $100,000. On March 1, 2000 the Company transferred its lot to Hal and Phillis Schavet, plus 40,000 common shares, to retire this note.

On October 6, 1997, the Company signed a promissory note payable to Elaine Wicker with interest payable at 20% Per annum. The note is secured by the house and lot the Company constructed in Broomfield, Colorado. The note was due upon the completion and sale of the house. The balance outstanding at March 31, 1998 was $25,000. The note was retired during the year ended March 31, 1999.

On October 1, 1997, the Company signed a letter of agreement payable to Elaine Wicker. The letter of agreement provides that for advance sum of $25,000 to Magna-Dry, USA, LLC, Magna-Dry USA, LLC will be obligated to paying to Elaine Wicker 50% of any franchise fees received by Magna Dry USA, LLC until the amount of $25,000 is repaid.

Magna-Dry, USA, LLC also grants to Elaine Wicker an interest equal to 50% in any franchise operated by Magna-Dry, USA, LLC in the greater Denver Metro Area. This obligation was assumed by the shareholder who acquired the subsidiaries.

The Company has executed two notes payable to Ada Wilson totaling $50,360 payable with interest at 15% per annum. These notes were assumed by the shareholder who acquired the subsidiaries.

Note 6. DISCONTINUED OPERATIONS, DISPOSAL OF SUBSIDIARIES

On August 31, 1999 the Company transferred its holdings in Franchise Connection and Magna Dry, LLC to a stockholder in exchange for the assumption of all debts of Franchise Connection and Magna-Dry, USA, LLC.

Since the Company had consolidated these subsidiaries, its recognized a gain for the excess of the liabilities over the assets of the subsidiaries of $86,378.

Note 7. INCOME TAXES

The Company has no current or deferred income tax liability due to accumulated losses during the development stage. The Company has net operating losses totaling $3,026,417 which are available to offset future taxable income. These NOL's expire through 2008. Since realization of the tax benefits of these net operating losses is not assured beyond any reasonable doubt, no recognition has been given to possible future tax benefits in the financial statements. A deferred tax benefit is of $1,170,000 has been offset by a valuation allowance.

During the year ended March 31, 2000, the Company utilized a portion of its net operating loss carryover recognizing a benefit of approximately $40,000 which reduced the entire amount of its income tax expense.

                                  CRYOCON, INC.
                     (Formerly ISO Block Products USA, Inc.)
                          (A Development Stage Company)
                           Consolidated Balance Sheets

                                     ASSETS


                                                            December 31,      March 31,
                                                                2000                2000
                                                          ------------------  -----------------
                                   (Unaudited)


CURRENT ASSETS

   Cash                                                  $            6,013  $          71,771
   Accounts receivable, net                                          25,696             12,611
   Prepaid expenses                                                   9,535             -
                                                         ------------------  -----------------

     Total Current Assets                                            41,244             84,382
                                                         ------------------  -----------------

PROPERTY AND EQUIPMENT, NET                                       2,363,846          2,260,585
                                                         ------------------  -----------------

OTHER ASSETS

   Other assets                                                       8,448             -
   Patents, trademarks and licenses, net                            396,617            419,067
                                                         ------------------  -----------------

     Total Other Assets                                             405,065            419,067
                                                         ------------------  -----------------

     TOTAL ASSETS                                        $        2,810,155  $       2,764,034
                                                         ==================  =================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

   Accounts payable                                      $          237,582  $          75,705
   Accrued expenses                                                 181,581             80,320
   Current portion long-term debt                                 1,146,555          2,863,149
                                                         ------------------  -----------------

     Total Current Liabilities                                    1,565,718          3,019,174
                                                         ------------------  -----------------

LONG-TERM LIABILITIES

   Note payable, related party                                      110,000             50,000
   Long-term debt                                                   539,554            187,291
                                                         ------------------  -----------------

     Total Long-Term Liabilities                                    649,554            237,291
                                                         ------------------  -----------------


     TOTAL LIABILITIES                                            2,215,272          3,256,465
                                                         ------------------  -----------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock: 50,000,000 shares authorized of no
    par value, 20,860,702 and 11,000,000 shares issued
    and outstanding, respectively                                 5,007,477            577,500
   Deficit accumulated during the development stage              (4,412,594)        (1,069,931)
                                                         ------------------  -----------------

     Total Stockholders' Equity (Deficit)                           594,883           (492,431)
                                                         ------------------  -----------------

     TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                                   $        2,810,155  $       2,764,034
                                                         ==================  =================

                                  CRYOCON, INC.
                     (Formerly ISO Block Products USA, Inc.)
                      Consolidated Statement of Operations
                                   (Unaudited)




                                                                                                                      From
                                                                                                                   Inception on
                                                         For the                         For the                    October 20,
                                                      Nine Months Ended              Three Months Ended            1999 Through
                                                        December 31,                   December 31,                December 31,
                                             -------------------------------------------------------------------------------------
                                                  2000             1999              2000            1999              2000
                                             ----------------  ---------------   --------------  --------------   ----------------



REVENUES

   Sales                                     $        117,762  $        -        $       36,351  $       -        $        140,267
                                             ----------------  ---------------   --------------  --------------   ----------------

COST OF SALES

   Supplies and materials                              17,871           -                 3,230          -                  24,850
                                             ----------------  ---------------   --------------  --------------   ----------------

GROSS MARGIN                                           99,891           -                33,121          -                 115,417
                                             ----------------  ---------------   --------------  --------------   ----------------

EXPENSES

   Advertising                                        264,872           -                65,325          -                 318,396
   Depreciation and amortization                      113,358           -                37,273          -                 155,657
   General and administrative                       2,818,519           -             1,743,469          -               3,782,009
                                             ----------------  ---------------   --------------  --------------   ----------------

     Total Expenses                                 3,196,749           -             1,846,067          -               4,256,062
                                             ----------------  ---------------   --------------  --------------   ----------------

OPERATING LOSS                                     (3,096,858)          -            (1,812,946)         -              (4,140,645)
                                             ----------------  ---------------   --------------  --------------   ----------------

OTHER (EXPENSE)

   Interest expense                                  (245,805)          -               (30,672)         -                (271,949)
                                             ----------------  ---------------   --------------  --------------   ----------------

     Total Other (Expense)                           (245,805)          -               (30,672)         -                (271,949)
                                             ----------------  ---------------   --------------  --------------   ----------------

NET LOSS                                     $     (3,342,663) $        -        $   (1,843,618) $       -        $     (4,412,594)
                                             ================  ===============   ==============  ==============   ================

BASIC LOSS PER SHARE                         $          (0.29) $        -        $        (0.12) $       -
                                             ================  ===============   ==============  ==============

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                11,545,094           -            14,885,571          -
                                             ================  ===============   ==============  ==============

                                  CRYOCON, INC.
                     (Formerly ISO Block Products USA, Inc.)
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)




                                                                                                      From
                                                                       For the                    Inception on
                                                                   Nine Months Ended                October 20,
                                                                     December 31,                   1999 Through
                                                        --------------------------------------      December 31,
                                                              2000               1999                  2000
                                                        ------------------  ------------------  ------------------

CASH FLOWS FROM OPERATING ACTIVITIES

   Net (loss)                                           $       (3,343,663) $           -       $       (4,412,594)
   Adjustments to reconcile net loss to
    net cash used by operating activities:
     (Increase) decrease in accounts receivable                    (23,086)             -                  (35,696)
     Decrease (increase) in allowance for bad debt                  10,000              -                   10,000
     Amortization and depreciation                                 113,358              -                  155,857
     (Increase) decrease in other assets                           (17,983)             -                  (17,983)
     Common stock issued for service                                 8,400              -                  543,900
     Options granted below market                                  341,220              -                  341,220
   Changes in operating assets and liabilities:
     Increase (decrease) in accounts
      payable and accrued expenses                                 197,948              -                  353,972
                                                        ------------------  ------------------  ------------------

       Net Cash Used by Operating Activities                    (2,712,806)             -               (3,061,324)
                                                        ------------------  ------------------  ------------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Purchase or development of intangibles                           -                   -                 (449,000)
   Equipment purchases                                            (194,170)             -                 (417,121)
   Purchase of building                                             -                   -               (2,050,000)
                                                        ------------------  ------------------  ------------------

       Net Cash (Used) by Investing Activities                    (194,170)             -               (2,916,121)
                                                        ------------------  ------------------  ------------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Issuance of common stock for cash                                25,075              -                   67,075
   Issuance of notes payable                                     3,186,099              -                6,291,945
   Payments made on notes payable                                 (369,956)             -                 (375,362)
                                                        ------------------  ------------------  ------------------

       Net Cash Provided by Financing Activities                 2,841,218              -                5,983,658
                                                        ------------------  ------------------  ------------------

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                                                       (65,758)             -                    6,213

CASH AT BEGINNING OF PERIOD                                         71,771              -                   -
                                                        ------------------  ------------------  ------------------

CASH AT END OF PERIOD                                   $            6,013  $           -       $            6,213
                                                        ==================  ==================  ==================

CASH PAID FOR:

   Interest                                             $           86,502  $           -       $           59,776
   Income taxes                                         $           -       $           -       $           -

Schedule of Non-Cash Financing Activities:

   Common stock issued for services                     $            8,400  $           -       $          543,900
   Common stock issued for debt                         $        4,126,544  $           -       $        4,126,544



                                  CRYOCON, INC.
                     (Formerly ISO Block Products USA, Inc.)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2000

NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              General Information
              -------------------

              Cryocon, Inc. (the Company) is a privately held corporation organized under the laws of the State of Utah in October 1999. The Company is engaged in the study of extremely low temperatures and how materials react to those temperatures and treating various materials with those temperatures to improve their characteristics.

              The financial statements presented are those of Cryocon, Inc. (Company). The company was incorporated in the State of Utah on October 20, 1999. On September 21, 2000, ISO Block Products, USA, Inc., a Colorado Corporation, (ISO) changed its name to Cryocon, Inc. in conjunction with the merger with Cryocon, Inc. Prior to the acquisition of the Company, ISO had been seeking to merge with an existing, operating company.

              On August 16, 2000, ISO and the Company completed and Agreement and Plan of Reorganization whereby ISO issued 11,000,000 shares of its common stock in exchange for all of the outstanding common stock of Cryocon. Immediately prior to the Agreement and Plan or Reorganization, the Company had 1,248,974 shares of common stock issued and outstanding.

              The acquisition was accounted for as a recapitalization of Cryocon because the shareholders of Cryocon controlled the Company after the acquisition. Therefore, Cryocon is treated at the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Cryocon in the exchange. ISO is the acquiring entity for legal purposes and Cryocon is the surviving entity for accounting purposes. On September 21, 2000, the shareholders of the Company authorized a reverse stock split of 1-for-4. All references to shares of common stock have been retroactively restated. The surviving entity is a Colorado Corporation.

              Unaudited Financial Statements
              ------------------------------
              The accompanying unaudited financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal recurring nature.

NOTE 2 -      GOING CONCERN

              The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to use the acquired publicly traded shell to facilitate the raising of equity capital. Until that time, the stockholders have committed to covering the operating costs of the Company.

                                  CRYOCON, INC.
                     (Formerly ISO Block Products USA, Inc.)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2000



NOTE 3 -      SUBSEQUENT EVENTS

              On February 9, 2001, the Company entered into an agreement with Citizen Asia Pacific, LTD out of Hong Kong, wherein they will promote our Company in Asia and other non US markets. They have received 300,000 shares of common stock for their consulting fees.

              On February 9, 2001, the Company entered into an agreement with Hans Balz to promote the Company in Europe. He will receive 20,000 shares of common stock for his services. These shares will be issued form the 1,000,000 shares authorized by the board on May 31, 2000 to issue for compensation.

              On February 9, 2001 the Company entered into an agreement for consulting work from Mr. J. Brian Morrison. He will receive 500,000 shares of common stock for his services.